As filed with the Securities and Exchange Commission on September 27, 2002.
                                                Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           CHESTATEE BANCSHARES, INC.
                  --------------------------------------------
                 (Name of Small Business Issuer in Its Charter)


         GEORGIA                          6022                    58-2535333
 -----------------------------  ----------------------------  ------------------
 (State or Jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer
Incorporation or Organization)   Classification Code Number)     Identification
                                                                     Number)


                              6639 Highway 53 East
                           Dawsonville, Georgia 30534
                                 (706) 216-2265
    ------------------------------------------------------------------------
   (Address and Telephone Number of Registrant's Principal Executive Offices)


                              J. Philip Hester, Sr.
                      President and Chief Executive Officer
                           Chestatee Bancshares, Inc.
                              6639 Highway 53 East
                           Dawsonville, Georgia 30534
                                 (706) 216-2265
             ------------------------------------- ---------------
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                  Edward H. Brown, Esq. Chester J. Hosch, Esq.
                         Schreeder, Wheeler & Flint, LLP
                     127 Peachtree Street, N.E., Suite 1600
                             Atlanta, Georgia 30303
                                 (404) 681-3450


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.................................[ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering........................................................[ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering........................................................[ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box...............................................[ ]

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
|                               |               |Proposed Maximum   |Proposed Maximum   |                 |
|    Title of Each Class of     | Amount to be  |Offering Price Per |Aggregate Offering |   Amount of     |
|  Securities to be Registered  |  Registered   |    Unit(1)        |    Price(1)       |Registration Fee |
|-------------------------------|---------------|-------------------|-------------------|-----------------|
|Common Stock, no par value     |   250,000     |   $ 10.00         | $ 2,500,000       |   $ 625.00      |
|-------------------------------|---------------|-------------------|-- ----------------|-----------------|
|Total                          |   250,000     |   $ 10.00         | $ 2,500,000       |   $ 625.00      |
|-------------------------------|---------------|-------------------|-------------------|-----------------|

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, exclusive of interest and dividends, if any.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prospectus


                                  Common Stock

                         Purchase Price $10.00 Per Share


                                    CHESTATEE
                                BANCSHARES, INC.


                                 250,000 SHARES

     Chestatee Bancshares, Inc. is offering 250,000 shares of its common stock on a best efforts basis. The officers of Chestatee Bancshares will offer and sell the shares without the assistance of an underwriter and for no additional compensation. The offering period for the shares will end when all of the shares of the common stock are sold or 6:00 p.m., Georgia time, on October, 31, 2002, whichever occurs first. We may extend this date at our discretion until December 31, 2002. See The Offering - Offering Period on page 7.

     The common stock does not trade on any national securities exchange or on the Bulletin Board system over the counter and there is no established trading market for shares of the common stock of the Company. Management of the Company does not expect that an established trading market will develop in the common stock. Limited information as to the last reported sale price for the common stock is reproduced on page 9.

                             -----------------------

     INVESTING IN THE COMMON STOCK INVOLVES RISKS. SOME OF THESE RISKS ARE DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3.

     THESE SECURITIES ARE NOT DEPOSITS, ACCOUNTS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               September __, 2002

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you should consider. We encourage you to read the entire prospectus carefully before investing, including the section entitled "Risk Factors" and the financial statements and notes to those financial statements. When we refer to "the Company" in this prospectus, we generally mean Chestatee Bancshares, Inc. and not its subsidiaries. When we refer to "the Bank," we mean Chestatee State Bank. When we refer to "the other Subsidiaries," we mean Chestatee Financial Services, Inc. and Chestatee Residential Mortgage, Inc.

                  THE COMPANY, THE BANK AND OTHER SUBSIDIARIES

     The Company is a bank holding company incorporated October 13, 1999 under the laws of the State of Georgia, formed for the principal purpose of acquiring Chestatee State Bank, a state banking institution chartered under the laws of the State of Georgia on December 31, 1997. The Company also has two other wholly-owned subsidiaries: Chestatee Financial Services and Chestatee Residential Mortgage. The Company, the Bank and the other Subsidiaries each have its principal place of business at 6639 Highway 53 East, Dawsonville, Dawson County, Georgia and its telephone number is (706) 216-2265.

     In addition to its main offices, the Bank has three full-service branches: two in Dawson County, Georgia, and a third in Pickens County, Georgia. The other Subsidiaries principally serve the residents of Dawson County. Dawson County's approximately 16,000 residents power a diverse local economy, including retail, manufacturing, service and farming sector economies. Dawsonville, the county seat for Dawson County, is located approximately 55 miles north of Atlanta and is ideally-suited to serving residents of the adjacent counties of Cherokee, Forsyth, Gilmer, Hall, Lumpkin and Pickens as well.

                                  THE OFFERING

Common Stock Offered        250,000 shares.

Common Stock Outstanding    3,100,000 shares.
After the Offering          In each case, this excludes 15,000 shares granted
                            to each director (other than Philip Hester) under the 2000 Non-Employee Stock Option Plan at an average price of $8.00 per share and exercisable within 10 years of the grant, 15,000 shares granted to a key employee under the 2000 Employee Stock
                            Option Plan at $10.00 per share and exercisable within 10 years of the grant, 42,000 shares granted to key employees under the 2000 Employee
                            Stock Option Plan at a price of $8.00 per share and exercisable within 10 years of the grant, and 22,000 shares granted to key employees outside any plan at an average price of $4.97 per share and exercisable within 10 years of the grant.

Use of Proceeds             We will use approximately $2,380,000 of the net
                            proceeds to make capital contributions to the Bank.
                            Once contributed, $1,380,000 proceeds will be used for acquisition, growth and expansion and $1,000,000 for investment in short term securities. The remaining $100,000 net proceeds will be used for general corporate purposes of the Company and the Bank.

Risk Factors                We urge you to read carefully the "Risk Factors"
                            section of this prospectus, beginning on page 3, and the rest of this prospectus before you make your investment.

                             SUMMARY FINANCIAL DATA

     The income statement, balance sheet and per share data contained in the following summary financial data as of and for the two years ended December 31, 2001, are derived from our financial statements which have been audited on an annual basis by Mauldin & Jenkins, LLC. The income statement, balance sheet and per share data contained in the following summary financial data as of and for the three months and six months ended June 30, 2002 are derived from our unaudited financial statements.


                                  RISK FACTORS

     AN INVESTMENT IN THE COMMON STOCK INVOLVES A NUMBER OF RISKS. YOU SHOULD CAREFULLY REVIEW THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE DECIDING WHETHER THIS INVESTMENT IS SUITABLE FOR YOU.

Future changes in interest rates may reduce our profits.

     Our ability to make a profit largely depends on our net interest income, which could be affected negatively by changes in interest rates. Net interest income is the difference between the interest income we earn on our interest-earning assets, such as loans and investment securities; and the interest expense we pay on our interest-bearing liabilities, such as deposits and amounts we borrow. If interest rates were to increase for a sustained period of time, the higher rates could reduce our net earnings because the amount of our interest-bearing liabilities repricing or maturing within one to three years exceed our interest-earning assets with similar characteristics. If market interest rates increase, we would be very limited in our ability to restructure our fixed rate loan portfolio to offset the increase in market rates of interest we pay on our certificates of deposit. Additionally, if market interest rates increase, we would be limited in our ability to reprice our variable rate loans because the terms of the loan agreements contain limitations on the maximum rates allowed and the timing and frequency of rate adjustments. Further, we have a high concentration of short-term deposits such as passbook savings accounts. This concentration could create further difficulty as market rates increase and we are forced to increase the rates paid on these accounts to compete effectively.

Our allowance for loan losses may not be adequate to cover actual losses.

     Like all financial institutions, we maintain an allowance for loan losses to provide for loan defaults and non-performance. Our allowance for loan losses may not be adequate to cover actual loan losses, and future provisions for loan losses could materially and adversely affect our operating results. Our allowance for loan losses is based on prior experience, as well as an evaluation of the risks in the current portfolio, and is maintained at a level considered adequate by management to absorb anticipated losses. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates that may be beyond our control, and these losses may exceed current estimates. State and federal regulatory agencies, as an integral part of their examination process, review our loans and allowances for loan losses. We believe that our allowance for loan losses is adequate to cover anticipated losses. There can be no assurance, however, that we will not further increase the allowance for loan losses or that the regulators will not require us to increase this allowance. Either of these occurrences could adversely affect our earnings.

Declines in real estate value could adversely affect our performance.

     Approximately 70% of our loans are secured by real estate. The properties securing these loans are primarily located in north Georgia. Real estate values are typically affected by general economic and other conditions in the area where the real estate is located, fluctuations in interest rates and changes in tax and other laws. Any decline in real estate values could significantly reduce the value of the real estate collateral securing our real estate loans and could increase the likelihood of losses from defaults under our real estate loans. This, in turn, would adversely affect our results of operations and our financial position. See SELECTED CONSOLIDATED FINANCIAL DATA AND STATISTICAL INFORMATION - Allowance for Loan Losses.

An economic downturn, especially one affecting Dawson County and surrounding counties, could adversely affect our performance.

     The Bank draws most of its customer deposits and conducts most of its lending transactions from and within a primary service area encompassing Dawson County and, to a lesser extent, the counties of Cherokee, Forsyth, Gilmer, Hall, Lumpkin and Pickens. If the economic conditions of our service areas decline, then our financial position and results of operations will be materially adversely affected. See OUR BUSINESS - The Bank.

Changes in general economic conditions and monetary policies that affect financial institutions generally will directly impact our financial condition.

     General economic conditions beyond our control may have a significant impact on our financial condition and results of operations, including:

   o     the strength of credit demand by customers
   o     fiscal and debt management policies of the federal government
   o     the monetary policy of the Federal Reserve Board
   o the introduction and growth of the investment instruments by non-bank financial competitors
   o changes in rules and regulations governing the payment of interest on deposit accounts

The amount of common stock held by our executive officers and directors gives them influence over the election of our Board of Directors and other matters that require shareholder approval.

     A total of 1,170,981 shares of our common stock, or about 41% of the common stock outstanding at June 30, 2002 is beneficially owned by our directors and executive officers. Therefore, if they vote together, our directors and executive officers have the ability to exert significant influence over the election of our Board of Directors and other corporate actions requiring shareholder approval, including the adoption of proposals made by shareholders. See SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

Future laws or regulations could hurt our profitability.

     We operate in a highly regulated industry. The Company is regulated by the Federal Reserve Board, and our Bank is regulated by the Federal Deposit Insurance Corporation (or FDIC) and the Georgia Department of Banking and Finance. Federal and state banking laws and regulations govern matters ranging from the regulation of certain debt obligations, changes in the control of bank holding companies, and the maintenance of adequate capital to the regulation of general business operations and financial conditions of our Bank, including permissible types, amounts and terms of loans and investments, the amount of reserves maintained against deposits, restrictions on dividends, establishment of branch offices and the maximum rate of interest that may be charged by law. These and other restrictions limit the manner in which we can conduct our business and obtain financing, and could reduce our profitability. See OUR BUSINESS - Supervision and Regulation.

We may not be able to raise additional capital.

     Our plans for growth or our inability to maintain required capital levels through the ordinary course of operations may cause us to seek to raise additional capital. Should we need additional capital in the future, we may not be able to raise additional funds through the issuance of additional securities. Even if we are able to obtain additional capital through the issuance of additional securities, we may not be able to issue the securities at prices or on terms favorable to us. Our failure to raise additional capital on acceptable terms in a timely manner could have an adverse effect on our business and our financial position. Further, our failure to raise additional capital to satisfy regulator-required capital levels could result in additional restrictions being applied to our business. At December 31, 2001, the Bank met the minimum required total capital ratio. However, failure to meet this ratio in the future could have an adverse effect on our business and financial position. Moreover, our failure to meet any other required capital ratios in the future could result in increased scrutiny from applicable regulatory authorities or reduction of permissible activities. Any of these events could have a material adverse effect on our business, financial condition and results of operations.

Our competition may increase due to the newly-adopted Gramm-Leach-Bliley Act.

     The Gramm-Leach-Bliley Act, signed into law on November 12, 1999, repealed most of the barriers set up by the 1933 Glass-Steagall Act which separated the banking, insurance and securities industries. The legislative intent of the Gramm-Leach-Bliley Act is to increase competition among the various financial service industries. This act will provide financial organizations with the flexibility to structure new affiliations through a holding company structure or a financial subsidiary. As a result of this new legislation, the number and type of entities competing with us in our markets could increase. It is too early to determine what effect, if any, this new law will have on us. See OUR BUSINESS - Supervision and Regulation.

If we do not compete successfully against other financial institutions in our market area, our profitability will be hurt.

     We operate in a competitive environment. In the market areas in which we compete, other savings banks, commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies and brokerage and investment banking firms and other financial intermediaries offer similar services. Many of these competitors have substantially greater resources and lending limits and may offer certain services that we currently do not provide. In addition, some of the non-bank competitors are not subject to the same extensive regulations that govern our business. Due to this competition and regulation, we may have to pay higher rates of interest to attract deposits and offer lower rates on loans to attract borrowers. Our profitability depends on our ability to compete successfully in our market area. See OUR BUSINESS - Competition and Market Area.

We cannot predict how changes in technology will affect our business.

     The financial services market, including banking services, is increasingly affected by advances in technology, including developments in telecommunications, data processing, automation, Internet-based banking, telebanking, debit cards and so called "smart-cards." Our ability to compete successfully in the future will depend on whether we can anticipate and respond to technological changes. To develop these and other new technologies we likely will have to make additional capital investments. Although we continually invest in new technology, we cannot assure you that we will have sufficient resources or access to the necessary proprietary technology to remain competitive in the future.

Because many of our loans are short-term and need to be constantly replaced, our total assets may decline.

     At December 31, 2001, about 59% of our loans were due to mature in one year or less. In addition, due to prepayments, the average life of the loans typically is less than their average contractual maturities. Our asset growth depends upon our ability to continue to originate and purchase an increasing amount of loans. See SELECTED CONSOLIDATED FINANCIAL DATA AND STATISTICAL INFORMATION -Maturities and Sensitivities of Loans to Changes in Interest Rates.

Our continued success depends, in large part, on the continued service of key employees.

     Our success is dependent, in large part, on the continued service of key employees, including our President and Chief Executive Officer, Philip Hester, our Executive Vice President, Jim Curry, and our Chief Financial Officer, Deborah McLeod. Mr. Hester, Mr. Curry and Ms. McLeod are each a party to an employment agreement with us. Mr. Hester, Mr. Curry and Ms. McLeod are not barred from competing with the Company, the Bank or the other Subsidiaries if they are no longer employed by us. The loss of any of these officers, or one or more of our other key personnel, could have a material adverse effect on our business. In the event of the loss of any of these employees, there can be no assurance that we would be able to find acceptable replacements in a timely manner. See COMPENSATION OF EXECUTIVE OFFICERS - Employment Contracts, Termination Of Employment And Change-In-Control Arrangements.

The offering price was arbitrarily determined and therefore may not be indicative of resale value.

     The Company's common stock does not trade on any national securities exchange or over the counter. The Company did not obtain a fairness opinion or other appraisal as to the value of its shares. The Company's common stock trades infrequently through direct offers and sales and the Company is occasionally privy to the sale price of these direct sales. Management still receives infrequent unsolicited offers to purchase shares of its stock at $10 per share. The Company sold 375,000 shares of its common stock at $10 per share in an offering concluded December 31, 2001 and another 575,000 shares of its common stock at $10 per share in offerings concluded in the current year. The only sale at less than this price was a privately-negotiated sale in 2001 at $8 per share of a large block of stock by a single shareholder to a group of investors. Other sales during this period were made at $10 per share. Based upon this information, management believes that an offering price of $10 per share, while arbitrary, is a reasonable price. There can be no assurance that this price is the fair market value or that the fair market value will remain at this level after you purchase the shares. Consequently, once you purchase the shares offered, you may not be able to resell the common stock for the offering price. See MARKET FOR OUR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS.

No active trading market for the common stock may ever develop.

     There is no public market for our common stock since it does not trade on any national securities exchange or over the counter. We can give no assurance that an active trading market will ever develop for the common stock. If an active trading market does not develop, you may not be able to sell your common stock when desired at a price that would be acceptable to you. See MARKET FOR OUR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS.

We do not plan to pay cash dividends in the immediate foreseeable future.

     We do not expect to pay dividends on our common stock in the immediate foreseeable future. You should not buy shares in this offering if you need dividend income from this investment currently and in the immediate future, the Company will have no significant assets other than its ownership of the Bank and the other Subsidiaries. The only source of funds for paying dividends to shareholders will be dividends the Company receives from the Bank or its other Subsidiaries. The Bank, like most new banks chartered under Georgia law, is prohibited from paying cash dividends for a term of years without permission from the Georgia Department of Banking and Finance. Also, the Bank and the other Subsidiaries may not generate sufficient earnings to enable them to continue to grow and also pay dividends to the Company. Even if they do, the Company's board of directors is not required to pay dividends to shareholders. Moreover, there are other regulatory requirements which may limit our ability to pay cash dividends.

We may be unsuccessful in implementing or managing our growth strategy.

     The Company intends to expand its business through selected de novo branch openings and possible acquisitions. There can be no assurance, however, that we will be able to consummate, or if consummated, successfully integrate, any future de novo branch openings or acquisitions. Moreover, there can be no assurance that we will not incur disruption and unexpected expenses in integrating any such transactions. Although we currently have no such agreements or understandings, either written oral, in the normal course of business we evaluate potential transactions that would complement or expand our banking business. In doing so, we compete with other potential bidders, many of whom have greater financial and operational resources. There can be no assurance that we will be able to successfully negotiate, finance, or consummate any such transactions. Furthermore, the process of evaluating, negotiating and consummating transactions may divert our time and attention as well as our resources. Even if we are successful in consummating such transactions, there can be no assurance that these transactions will not have a material adverse effect on our business, results of operations or financial condition.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     Certain of the statements made in this prospectus, including matters discussed under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations," may constitute forward-looking statements. These forward-looking statements are based on management's beliefs, current expectations, estimates and projections about the financial services industry, the economy and about the Company and the Bank in general. The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from historical results or from any results expressed or implied by the forward-looking statements. Factors that may cause our actual results to vary include those listed in the section captioned "Risk Factors" as well as elsewhere in this prospectus. Many of these factors are beyond our ability to control or predict, and readers are cautioned not to put undue reliance on any forward-looking statement.

                                 THE OFFERING

Best Efforts Offering

     We are offering 250,000 shares of our common stock for a price of $10.00 per share, for a total price of $2,500,000 on a best-efforts basis. There is no minimum purchase for any investor in common stock, but the Company reserves the right to reject, in our sole discretion, any subscription.

Offering Period

     The offering period for the shares will end when all of the shares of the common stock are sold or 6:00 p.m., Georgia time, on October 31, 2002, whichever occurs first. We may extend this date at our discretion until December 31, 2002. We will notify subscribers promptly of any extensions. The date on which this offering ends plus any extension is referred to in this prospectus as the "expiration date."

How to Suscribe

     To subscribe, complete the attached subscription agreement and return it to Chestatee Bancshares. The subscription agreement must be accompanied by a check in the amount of $10.00 multiplied by the number of shares subscribed. All checks should be payable to "SunTrust Bank, N.A., Escrow Agent for Chestatee Bancshares, Inc." ALL SUBSCRIPTIONS WILL BE IRREVOCABLE UNTIL THE CLOSE OF THE OFFERING.

Company Discretion

     We reserve the right, in our sole discretion, to accept or reject any subscription in whole or in part on or before the expiration date. If the offering is over-subscribed, we reserve the right to accept subscriptions on a first-come, first-served basis or on a prorated basis. We will notify all subscribers within ten business days after the expiration date whether their subscriptions have been accepted. If we do not accept all or a portion of a subscription, we also will return the unaccepted portion of the subscription funds, without interest.

Escrow

     We will deposit promptly all subscription proceeds in an escrow account with our escrow agent, SunTrust Bank, N.A. in Atlanta, Georgia. The escrow agent will invest the subscription proceeds in short-term United States Government securities or interest-bearing accounts offered by the escrow agent, or in other short-term investments as we may agree upon with the escrow agent. The escrow agent has not investigated the desirability or advisability of an investment in Chestatee Bancshares, and has not approved, endorsed, or passed upon the merits of the common stock.

Release from Escrow

     This offering is on a best-efforts basis by management of the Company. The escrow agent will release the subscription proceeds, along with any earnings from short-term investments or interest, to us on the earlier of the date we have received subscriptions and subscription proceeds for a total of 250,000 shares of common stock or the expiration date. Subscribers will not receive any earnings from short-term investments or interest from the account.

Plan of Distribution

     Our officers will offer and sell the common stock on a best-efforts basis without compensation. We may find it desirable to utilize the services of brokers and/or dealers to sell the common stock. We have no present arrangement with any brokers or dealers relating to this offering. If we use brokers or dealers, they would sell the common stock on a best-efforts basis, and we would pay them a commission based on the shares sold by them. We do not expect sales of common stock through brokers or dealers will comprise a major part of this offering.

Use of Proceeds

     The Company will pay all offering expenses from the proceeds of our sale of common stock. We estimate that, as a result, we will receive net proceeds of approximately $2,480,000 if the offering is completed, after deducting estimated offering expenses of $20,000.

     As the Bank continues to grow, additional capital is needed to maintain its present equity-related ratios required for regulatory purposes. A portion of the proceeds retained by the Company for general corporate purposes may be used to provide working capital for day-to-day operations of the Company since it has no operations of its own and depends upon distributions by the Bank and its other Subsidiaries to satisfy cash flow. The Company will use the proceeds for the following uses in the order of priority listed:

                                                   In Dollars      As a Percentage
Use of Proceeds                                   (approximate)    of Net Proceeds
---------------                                   ------------     ---------------
Working capital for
      growth and expansion
      of the business of the Bank                  $ 1,380,000              55.65%
General corporate purposes of the Company              100,000               4.03%
Investment in short-term securities by the Bank      1,000,000              40.32%
                                                  ------------            --------

                                                   $2,480,000              100.00%


          MARKET FOR OUR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

     There is no established trading market for our common stock which has been traded inactively in private transactions. Therefore, no substantial reliable information is available as to trades of the common stock or as to the prices at which common stock has traded. At the present time, we have no market maker for our common stock.

     In the year ended December 31, 2001, we offered and sold 375,000 shares of our common stock at $10 per share. In the current year, we have consummated offerings for 575,000 shares of our common stock at $10 per share. In the year ended December 31, 2000, we effected a two-for-one share split of our common stock in the form of a common stock dividend to shareholders of record as of the close of business on October 31, 2000. As a result of the stock split, the number of shares of common stock issued and outstanding increased from 950,000 to 1,900,000 and the market value per share of the common stock, based upon the limited trading information available to management, dropped from $16.00 per share to approximately $8.00 per share.

     We are not generally made aware of the number of shares of the Company's common stock traded or the prices at which such shares have traded. Management has reviewed the limited information available as to the ranges at which our common stock has been sold. The following table sets forth the estimated price range for sales of common stock for each quarter of the last two fiscal years and the first two quarters of the current fiscal year, after adjustment to reflect the two-for-one share split of our common stock in the form of a common stock dividend to shareholders of record as of the close of business on October 31, 2000.

--------------------- ------------------------ ------------------- -----------------
         YEAR          NUMBER OF SHARES TRADED HIGH SELLING PRICE  LOW SELLING PRICE

2000
     First Quarter              1,000                $8.00               $8.00
     Second Quarter             1,750                $8.00               $8.00
     Third Quarter              5,350                $9.00               $8.00
     Fourth Quarter             1,400                $10.00              $9.00
2001
     First Quarter               N/A                  N/A                 N/A
     Second Quarter             2,000                $10.00             $10.00
     Third Quarter             11,070                $10.00              $8.00
     Fourth Quarter            375,000               $10.00             $10.00
2002
     First Quarter             225,000               $10.00             $10.00
     Second Quarter            250,000               $10.00             $10.00

According to information available to management of the Company, the above Table includes trades between family members with respect to 10,000 shares during the years ended December 31, 2001 and 2000. There have been no shares traded between family members during the first and second quarter of the year ending December 31, 2002. The data regarding the common stock is provided for information purposes only and should not be viewed as indicative of the actual or market value of the common stock.

     At June 30, 2002 the Company had 2,850,000 shares of its common stock outstanding held by approximately 1,041 shareholders of record. The Company, allowed to declare and pay dividends in authorized but unissued shares of its stock has not declared or paid a stock dividend to its shareholders in 2002. Any declaration of a stock dividend will require a transfer to capital stock of an amount equal to the value of the shares distributed and maintenance of required levels of paid in capital and appropriated retained earnings.

Dividends

     The Company is subject to limits on payment of dividends by the rules, regulations and policies of federal banking authorities. See "OUR BUSINESS - Dividends." The primary source of funds available for the payment of cash dividends by the Company are dividends from the Bank and the other Subsidiaries. There are various statutory and regulatory limitations on the payment of dividends by the Company to its shareholders. No assurance can be given that we will declare any dividends in the future, or if declared, what amounts would be declared or whether such dividends would continue. We have not paid any cash dividends to our shareholders to date.

     The Bank is also subject to restrictions on the payment of dividends under Georgia law and the regulations of the Georgia Banking Department. The Bank paid a dividend to the Company of $145,000 effective February 2001, which was used by the Company to pay operating expenses. Chestatee Residential Mortgage paid a dividend to the Company of $20,000 effective May 15, 2002, which was used by the Company to pay operating expenses.

Capitalization

     The following table sets forth our consolidated capitalization as of June 30, 2002, both historical and as adjusted to give effect to the sale of the common stock offered, including the application of the net proceeds as proposed. We urge you to read the following data together with the financial statements and related notes included elsewhere in this prospectus.

                                                                   June 30, 2002
                                                              ------------------------
                                                               (amounts in thousands)

                                                                                As
                                                               Actual        Adjusted

Cash and cash equivalents.....................................$15,072        $17,452

Short-term debt
Current portion of long-term debt............................. 11,850         11,850

Long-term debt:
Long-term debt................................................  1,000          1,000
Shareholder loans.............................................      0              0
Other debt....................................................      0              0

         Total long-term debt................................. 12,850         12,850

Shareholders' equity:
Common stock and paid-in capital
         no par value, 20,000,000 shares authorized
         2,850,000 shares issued and outstanding.............. 18,895         21,275
Retained earnings.............................................    194            194
Accumulated other comprehensive income........................     44             44

         Total shareholders; equity........................... 19,133         19,133

         Total capitalization................................. 19,133         19,133

The Company's common stock has no par value. Capitalization was adjusted at the reorganization of the Company and the Bank to reflect the $5.00 per share par value of the Bank at the time. The outstanding shares are also adjusted to reflect the two-for-one split of the Company's common stock effective October 31, 2000.

        SELECTED CONSOLIDATED FINANCIAL DATA AND STATISTICAL INFORMATION

     The income statement, balance sheet and per share data contained in the following selected financial information as of and for each of the years ended December 31, 2001, 2000 and 1999 are derived from our financial statements which have been audited on an annual basis by Mauldin & Jenkins, LLC. The income statement, balance sheet and per share data contained in the following selected financial information as of and for each of the interim periods ended June 30, 2002 and 2001 is derived from our unaudited interim financial statements prepared by management of the Company. The selected statistical data following this selected financial information is derived from the financial statements referenced above. The tables and schedules on the following pages set forth certain significant financial information and statistical data with respect to: the distribution of our assets, liabilities and stockholders' equity; the interest rates we experience; our investment portfolio; our loan portfolio, including types of loans, maturities, and sensitivities of loans to changes in interest rates and information on nonperforming loans; summary of the loan loss experience and allowance for loan losses; types of deposits; and the return on equity and assets.

Consolidated Statement of Operations Data

                                              As of and for Six Months                  As of and For Years
                                                   Ended June 30,                     Ended December 31,
                                            ---------------------------          ------------------------------
                                                 2002       2001                    2001       2000       1999
                                                 ----       ----                    ----       ----       ----
                                                                  (Dollars in Thousands)
Interest Income............................. $   4,974  $   4,090                $  8,500   $  6,180    $ 3,426
Interest Expense............................     2,173      2,089                   4,360      2,824      1,330
Net interest income.........................     2,801      2,001                   4,140      3,356      2,096
Provision for loan losses...................       340        172                     568        347        245
Non-interest expense........................     2,565      1,943                   4,313      2,881      1,889
Net Income (loss)...........................       183         65                    (93)        550        297

PER SHARE DATA (1)

Net income (loss) - basic...................      0.07       0.03                   (0.05)      0.29       0.16
Net income (loss) - diluted.................      0.07       0.03                   (0.05)      0.29       0.16
Cash dividends..............................        --         --                      --         --         --
Shareholder's equity (book value)
at period end...............................    19,133      9,621                  13,183      9,585      9,027



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                                       12

Consolidated Balance Sheet Data

                                              As of and for Six Months                  As of and For Years
                                                   Ended June 30,                     Ended December 31,
                                            ---------------------------          ----------------------------------
                                                 2002       2001                    2001       2000       1999
                                                 ----       ----                    ----       ----       ----
                                                                  (Dollars in Thousands)
Loans....................................... $  135,755 $   89,857               $ 112,745  $  67,066   $   39,642
Allowance for Loan Losses...................      1,507        899                   1,252        737          397
Deposits....................................    135,623     96,748                 113,622     72,178       41,816
Average equity..............................     15,909      9,364                   9,604      9,362        8,833
Average Assets..............................    153,874     93,719                 104,124     67,060       42,995
Total Assets................................    168,232    106,773                 140,135     82,430       51,031
Weighted average shares outstanding-
basic (1)...................................  2,483,333  1,900,000               1,901,027  1,900,000    1,900,000
Weighted average shares outstanding-
diluted (1).................................  2,535,789  1,907,775               1,901,027  1,906,667    1,900,000

(1) As adjusted for the two-for-one split of Company shares effective October 31, 2000.



                                              As of and for Six Months                  As of and For Years
                                                   Ended June 30,                     Ended December 31,
                                            ---------------------------          ----------------------------------
                                                 2002       2001                    2001       2000       1999
                                                 ----       ----                    ----       ----       ----
Return of average assets....................      0.24%      0.14%                  (.09)%       .82%         .69%
Return on average equity....................      2.31%      1.35%                  (.98)%      5.87%        3.37%
Net interest margin.........................      3.93%      4.71%                   4.27%      5.45%        5.43%
Efficiency ratio............................     79.84%     86.54%                  91.68%     76.05%       77.67%
   Allowance for loan losses to period
end total loans.............................      1.11%      1.00%                   1.11%      1.10%        1.00%
Dividend payout ratio.......................        --%        --%                     --%        --%          --%
Average equity to average assets............     10.34%     10.28%                   9.22%     13.96%       20.54%
Total Capital...............................     14.59%     11.86%                  12.09%     15.05%       22.72%
Tier 1 Capital..............................     13.52%     10.85%                  11.04%     13.97%       21.76%
Leverage ratio..............................     12.22%      9.99%                  10.78%     11.97%       17.94%



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                                       13

Distribution of Assets, Liabilities and Shareholders' Equity: Interest Rates and Interest Differentials

Average Balances

     The condensed average balance sheet for the period indicated is presented below. For each category, average balances were determined using the daily average balances during the period.

                                             Six Months Ended                      Years Ended
                                                 June 30,                         December 31,
                                                   2002                    2001                    2000
                                                   ----                    ----                    ----
                                                                  (Dollars in Thousands)
Assets
     Cash and due from bank                   $    3,100              $      2,694              $    2,185
     Interest-bearing deposits in banks            1,284                       326                      --
     Taxable securities                            7,153                     2,307                   3,767
     Securities valuation account                     (7)                        3                      (7)
     Federal funds sold                           10,457                     3,730                   3,964
     Loans (1)                                   123,496                    90,504                  53,874
     Allowance for loan losses                    (1,350)                     (910)                   (526)
     Other assets                                  9,741                     5,470                   3,803
                                              ----------                   -------                   -----
                                                $153,874              $    104,124              $   67,060
                                                 =======                   =======                  ======

     Total interest-earning assets            $  142,390              $     96,867              $   61,605
                                                 =======                    ======                  ======

Liabilities And Stockholders' Equity

     Deposits:
          Noninterest-bearing demand          $   12,099              $     10,047              $    6,214
          Interest-bearing demand                 44,850                    27,208                  19,654
          Savings                                  2,038                     1,735                     828
          Time                                    63,797                    54,084                  30,605
                                              ----------                    ------                  ------
                   Total deposits                122,784                    93,074                  57,301

          Other borrowings                        12,850                       868                      26
          Other liabilities                        2,331                       578                     371
                                                 -------                   -------                 -------
                   Total liabilities             137,965                    94,520                  57,698
          Stockholders' equity                    15,909                     9,604                   9,362
                                             -----------                   -------                   -----
                                              $  153,874              $    104,124              $   67,060
                                                 =======                   =======                  ======

          Total interest-bearing liabilities  $  123,535              $     83,895              $   51,113
                                                 =======                    ======                  ======

(1) Nonaccrual loans included in average balances for 2001 and 2000, and for the six months ended June 30, 2002 were $720 and $383, and 0, respectively.

Interest Income and Interest Expense

     The following tables set forth the amount of our interest income and interest expense for each category of interest-earning assets and interest-bearing liabilities and the average interest rate for total interest-earning assets and total interest-bearing liabilities, net interest spread and net yield on average interest-earning assets.

                                            Six Months Ended June 30,            Years Ended December 31,
                                                     2002                        2001                2000
                                                     ----                        ----                ----
                                                           Average                   Average               Average
                                               Interest     Rate         Interest     Rate      Interest     Rate
                                               --------    -------       --------    -------    --------   -------
                                             (Dollars in Thousands)                 (Dollars in Thousands)

     INTEREST INCOME:
          Interest and fees on loans (1)       $  4,724     7.65%         $  8,197     9.06%    $  5,702    10.58%
          Interest on taxable securities            136     3.79               128     5.58          216     5.73
          Interest on interest-bearing
            deposits in banks                        28     4.35                19     5.84            -     -
          Interest on federal funds sold             86     1.64               156     4.17          262     6.62
                                                  -----     ----            ------                   ---
          Total interest income                   4,974     6.99             8,500     8.78        6,180    10.03
                                                                             -----                 -----

     INTEREST EXPENSE:
          Interest on interest-bearing
            demand deposits                         548     2.44             1,014     3.73          824     4.20
          Interest on savings deposits               16     1.57                47     2.70           25     2.97
          Interest on time deposits               1,494     4.68             3,280     6.06        1,973     6.45
          Interest on other borrowings              115     1.79                19     2.27            2     9.00
                                                  -----                      -----                     -
          Total interest expense                  2,173     3.52             4,360     5.20        2,824     5.53
                                                  -----                      -----                 -----

     NET INTEREST INCOME                        $ 2,801                  $   4,140               $  3,356
                                                  =====                      =====                  =====

          Net interest spread                               3.47%                      3.58%                 4.50%
                                                            ====                       ====                  ====
          Net yield on average
                   interest-earning assets                  3.93%                      4.27%                  5.45%
                                                            ====                       ====                   ====

(1) Interest and fees on loans includes $823, $452 and $492 of loan fee income for the years ended December 31, 2001 and 2000 and for the six months ended June 30, 2002, respectively. There was no interest income recognized on nonaccrual loans during 2001 or 2000.



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                                       15

Rate/Volume Variance Analysis on Taxable Equivalent Basis

     The following table describes the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities have affected our interest income and expense during the year indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to:

    o        change in volume (change in volume multiplied by old rate)
    o        change in rate (change in rate multiplied by old volume)
    o        a combination of change in rate and change in volume

The changes in interest income and interest expense attributable to both volume and rate have been allocated proportionately on a consistent basis to the change due to volume and the change due to rate.

                                                                             Year Ended December 31,
                                                                                  2001 vs. 2000
                                                                                 Changes Due To:

                                                                    Rate               Volume              Net
                                                                    ----               ------              ---
                                                                              (Dollars in Thousands)
Increase (decrease) in:
              Income from interest-earning assets:
              Interest and fees on loans                          $(920)               $3,415           $2,495
              Interest on deposits in banks                           --                   19               19
              Interest on taxable securities                         (6)                 (82)             (88)
              Interest on federal funds sold                        (92)                 (14)            (106)
                                                                --------             --------        ---------
              Total interest income                              (1.018)                3,338            2,320
                                                                 -------                -----            -----

              Expense from interest-bearing liabilities:
              Interest on interest-bearing
                       demand deposits                             (100)                  290              190
              Interest on savings deposits                           (2)                   24               22
              Interest on time deposits                            (123)                1,430            1,307
              Interest on other borrowings                           (1)                   18               17
                                                                --------              -------          -------
                       Total interest expense                      (226)                1,762            1,536
                                                                   -----                -----            -----

                       Net interest income                      $  (792)               $1,576             $784
                                                                   =====                =====              ===


Types of Investments in Portfolio

     The carrying amounts of securities at the dates indicated, which are all classified as available-for-sale, are summarized as follows:

                                                      December 31,
                                                       2001 2000
                                                 (Dollars in Thousands)

         U.S. Government agencies                 $905             $3,543
         Equity securities                         643                 96
                                                ------            -------
                                                $1,548             $3,639
                                                 =====              =====

Maturities

     The amounts of debt securities in each category as of December 31, 2001 are shown in the following table according to these contractual maturity classifications:

    o        one year or less
    o        after one through five years
    o        after five through ten years
    o        after ten years

                                                               After one                After five
                                  One year or less        through five years          through ten years
                                 Amount    Yield (1)       Amount    Yield (1)        Amount    Yield (1)
                                 ------    -----          ------    ------           ------    ------

U.S. Government agencies       $     --        --%         $905        5.35%        $-----          --%
                                =======                     ===                      =====


                                                           After ten years                 Total
                                                           Amount    Yield (1)        Amount    Yield (1)

U.S. Government agencies                                   $-----       -----%          $905        5.35%
                                                            =====                        ===

(1) The weighted average yields were computed using coupon interest, adding discount accretion or subtracting premium amortization, as appropriate, on a ratable basis over the life of each security.


Types Of Loans in Portfolio

     The amounts of loans by major category outstanding at the indicated dates are shown in the following table according to the type of loan.

                                                         December 31,
                                                          2001 2000
                                                    (Dollars in Thousands)

         Commercial                               $26,666            $16,896
         Real estate-construction                  20,880              7,707
         Real estate-mortgage                      51,632             33,451
         Consumer installment and other            13,567              9,012
                                                 --------           --------
                                                  112,745             67,066
         Less allowance for loan losses           (1,252)              (737)
                                                 --------           --------
                  Net loans                      $111,493            $66,329
                                                  =======             ======



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                                       17

Maturities and Sensitivities of Loans to Changes in Interest Rates

     Total loans as of December 31, 2001 are shown in the following table according to these contractual maturity classifications:

     o        one year or less
     o        after one through five years
     o        after five years

                                                          (Dollars in Thousands)

         Commercial
              One year or less                                 $   14,234
              After one through five years                          9,373
              After five years                                      3,059
                                                                  -------
                                                                   26,666
                                                                  -------
         Construction
              One year or less                                     20,880
              After one through five years                              -
              After five years                                          -
                                                                ---------
                                                                   20,880
                                                                ---------
         Other
              One year or less                                     31,838
              After one through five years                         25,092
              After five years                                      8,269
                                                                    -----
                                                                   65,199
                                                                  -------
                                                             $    112,745
                                                                  -------

     The following table summarizes loans at December 31, 2001 with the due dates after one year that have predetermined and floating or adjustable interest rates.

                                                          (Dollars in Thousands)

         Predetermined interest rates                          $   16,880
         Floating or adjustable interest rates                     25,913
                                                                   ------
                                                               $   45,793



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                                       18

Risk Elements

     Information with respect to nonaccrual, past due, restructured and other problem loans at December 31, 2001 and 2000 is as follows:

                                                                        December 31,
                                                                      2001         2000
                                                                   (Dollars in Thousands)

      Nonaccrual loans                                             $   874       $     0
      Loans contractually past due ninety days
               or more as to interest or principal
               payments and still accruing                             120             1
      Restructured loans                                                 0             0
      Potential problem loans                                          200           696
      Interest income that would have been recorded
               on nonaccrual and restructured loans under
               original terms                                           28             0
      Interest income that was recorded on nonaccrual
               and restructured loans                                    0             0


It is our policy to discontinue the accrual of interest income when, in the opinion of management, collection of interest becomes doubtful. This status is accorded interest when there is a significant deterioration in the financial condition of the borrower and full repayment of principal and interest is not expected and the principal or interest is more than ninety days past due, unless the loan is both well-secured and in the process of collection.

Summary of Loan Loss Experience

     The following table summarizes average loan balances for the year determined using the daily average balances during the year; changes in the allowance for loan losses arising from loans charged off; recoveries on loans previously charged off; additions to the allowance which have been charged to operating expense; and the ratio of net charge-offs during the year to average loans.



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                                       19

                                                                                       December 31,
                                                                                    2001          2000
                                                                                    ----          ----
                                                                                  (Dollars in Thousands)

         Average amount of loans outstanding                                    $ 90,504        $ 53,874
                                                                                  ======            ======

         Balance of allowance for loan losses
                  at beginning of year                                          $   737         $    397
                                                                                --------         --------

         Loans charged off
         Commercial and financial                                                    --               --
         Real estate - mortgage                                                      --                7
         Installment                                                                 58               --
                                                                                --------          -------
                                                                                     58                7
                                                                                --------          -------
         Loans recovered
         Commercial and financial                                                    --               --
         Real estate - mortgage                                                      --               --
         Installment                                                                  5               --
                                                                                --------          -------
                                                                                      5               --
                                                                                --------          -------

Net charge-offs                                                                      53                7
                                                                                --------          -------

         Additions to allowance charged to operating
         expense during year                                                        568              347
                                                                                --------          -------

         Balance of allowance for loan losses
         at end of year                                                         $ 1,252          $   737
                                                                                ========         =======

         Ratio of net loans charged off during the year
         to average loans outstanding                                               .06%             .01%
                                                                                  =====            =====

Allowance for Loan Losses

     The allowance for loan losses is maintained at a level that is deemed appropriate by management to adequately cover all known and inherent risks in the loan portfolio. Management's evaluation of the loan portfolio includes a loan classification program. Under this program, as each loan is made, we assign a loan grade. Each loan grade is assigned an allowance percentage determined based on our experience specifically and the historical experience of the banking industry generally. Loan classifications are then subject to periodic review by the responsible lending officers and by senior management based upon their judgment, our loan loss experience, current economic conditions that may affect the borrower's ability to pay, lender requirements, the underlying collateral value of the loans and other appropriate information. Management relies predominantly on this ongoing review of the loan portfolio to assess the risk characteristics of the portfolio in the aggregate and to determine adjustments, if any, to our loan loss allowance. Based upon this ongoing review, we may identify loans that could be impaired. A loan is considered impaired when it is probable that we will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. When we identify a loan as impaired, the allowance for loan losses is increased if we determine that the amount of impairment is in excess of the allowance amount determined under our loan classification program. We maintain a loan loss reserve of no less than 1.0% of outstanding loans at all times.

     As of December 31, 2001 and 2000 and June 30, 2002, we had made no allocations of our allowance for loan losses to specific categories of loans. Based on our best estimate, the allocation of the allowance for loan losses to types of loans, as of the indicated dates, is as follows:


                                      June 30, 2002               December 31, 2001             December 31, 2000
                                  Percent of loans in           Percent of loans in            Percent of loans in
                                      each category                 each category                 each category
                                  Amount to total loans         Amount to total loans         Amount to total loans
                                  ---------------------         ---------------------         ---------------------
                                 (Dollars in Thousands)        (Dollars in Thousands)       (Dollars in Thousands)

Commercial                            $486      20%                     $376      24%           $221       25%
Real estate - construction             150      17                       125      18              74       12
Real estate - mortgage                 726      53                       626      46             368       50
Consumer installment
loans and other                        145      10                       125      12              74       13
                                    ------   -----                     -----    ----             ----    ----
                                    $1,507     100%                   $1,252     100%           $737      100%
                                    ======   =====                    ======     ===             ===      ===

The provision for loan losses, which is charged to operating results, is based on the growth of the loan portfolio, the amount of net loan losses incurred and management's estimation of losses based on an evaluation of the risk in the loan portfolio. Management believes that the $1,507,000 in the allowance for loan losses at June 30, 2002, or 1.11% of total net outstanding loans, and the $1,252,000 in the allowance for loan losses at December 31, 2001, or 1.11% of total net outstanding loans, are adequate at their respective dates to absorb known risks in the portfolio based upon the Bank's historical experience. No assurance can be given, however, that increased loan volume, adverse economic conditions or other circumstances will not result in increased losses in the Bank's loan portfolios.

Deposits

     Average amount of deposits and average rates paid thereon, classified as to noninterest-bearing demand deposits, interest-bearing demand deposits, savings deposits, and time deposits is presented below. Average balances were determined using the daily average balances during the year.

                                        Six Months Ended June 30,            Years Ended December 31,
                                                  2002                       2001                2000
                                            Amount    Percent        Amount    Percent     Amount      Percent
                                            ------    -------        ------    -------     ------      -------
                                                             (Dollars in Thousands)

Noninterest-bearing demand deposits   $    12,099        --  %    $  10,047     --   %    $   6,214     --  %
Interest-bearing demand deposits           44,850        2.44        27,208     3.73         19,654     4.20
Savings deposits                            2,038        1.57         1,735     2.70            828     2.97
Time deposits                              63,797        4.68        54,084     6.06         30,605     6.45
                                        ---------                    ------                  ------
                                      $   122,784                   $93,074                 $57,301
                                        =========                    ======                  ======



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                                       21

The amounts of time certificates of deposit issued in amounts of $100,000 or more as of December 31, 2001 are shown below by category, which is based on time remaining until maturity of (1) three months or less, (2) over three through six months, (3) over six through twelve months, and (4) over twelve months.

                                                         (Dollars in Thousands)

         Three months or less                                  $      8,989
         Over three months through six months                        11,098
         Over six through twelve months                               7,822
         Over twelve months                                           2,903
                                                                    -------
                  Total                                        $     30,812
                                                                     ======
Return on Assets and Stockholders' Equity

     The following rate of return information for the year indicated is presented below.

                                                  Years Ended December 31,
                                                   2001              2000
                                                   ----              ----
       Return on assets (1)                       (.09)%            . 82%
       Return on equity (2)                       (.98)             5.87
       Dividend payout ratio (3)                     -                 -
       Equity to assets ratio (4)                 9.22             13.96

       (1)   Net income (loss) divided by average total assets.
       (2)   Net income (loss) divided by average equity.
       (3) Dividends declared per share of common stock divided by net income (loss) per share.
       (4)   Average equity divided by average total assets.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following is a discussion of our financial condition and the financial condition of our bank subsidiary, Chestatee State Bank, our mortgage subsidiary, Chestatee Mortgage, and our financial services subsidiary, Chestatee Financial, at December 31, 2001 and 2000 and the results of operations for the years then ended as well as at June 30, 2002 and the results of operations for the three months and six months then ended. The purpose of this discussion is to focus on information about our financial condition and results of operations that are not otherwise apparent from our audited financial statements. Reference should be made to those statements and the selected financial data presented elsewhere in this report for an understanding of the following discussion and analysis.

Forward Looking Statements

     We may from time to time make written or oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and reports to stockholders. Statements made in the Annual Report, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Forward-looking statements are made based upon management's belief as well as assumptions made by, and information currently available to, management pursuant to "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Our actual results may differ materially from the results anticipated in forward-looking statements due to a variety of factors, including governmental monetary and fiscal policies, deposit levels, loan demand, loan collateral values, securities portfolio values, interest rate risk management, the effects of competition in the banking business from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market funds and other financial institutions operating in our market area and elsewhere, including institutions operating through the Internet, changes in governmental regulation relating to the banking industry, including regulations relating to branching and acquisitions, failure of assumptions underlying the establishment of reserves for loan losses, including the value of collateral underlying delinquent loans and other factors. We caution that these factors are not exclusive. We do not undertake to update any forward-looking statement that may be made from time to time by us, or on our behalf.

Critical Accounting Policies

     We have adopted various accounting policies which govern the application of accounting principles generally accepted in the United States in the preparation of our financial statements. Our significant accounting policies are described in the footnotes to the consolidated financial statements at December 31, 2001 as filed on our annual report on Form 10-KSB.

     Certain accounting policies involve significant judgments and assumptions by us which have a material impact on the carrying value of certain assets and liabilities. We consider these accounting policies to be critical accounting policies. The judgments and assumptions we use are based on historical experience and other factors, which we believe to be reasonable under the circumstances. Because of the nature of the judgments and assumptions we make, actual results could differ from these judgments and estimates which could have a material impact on our carrying values of assets and liabilities and our results of operations.

     We believe the allowance for loan losses is a critical accounting policy that requires the most significant judgments and estimates used in preparation of our consolidated financial statements. Refer to the portion of this discussion that addresses our allowance for loan losses for a description of our processes and methodology for determining our allowance for loan losses.

Overview

     The year 2001 was highlighted by significant loan and deposit growth despite a downturn in the national and state economy exacerbated by the effects of the September 11, 2001 terrorist attacks. In 2001, we reported a net loss of $93,000 as compared to net income in 2000 of $550,000. The decrease in earnings was primarily due to: (1) a decrease in the net yield earned on our interest-earning assets as the prime rate dropped eleven times in 2001 to 4.75% at December 31, 2001, (2) an increase in the provision for loan losses, and (3) increased operating costs associated with the opening of an additional branch and our overall growth. Our primary market area of Dawson County, Georgia continues to grow, and we are strategically positioned to take advantage of the growth. To supplement our growth, we are currently offering to sell up to a maximum of 950,000 shares of our common stock at a price of $10 per share. As of December 31, 2001, 375,000 shares of common stock had been sold and issued. We also added new product lines with the opening of Chestatee Mortgage that provides residential mortgage lending and origination services and Chestatee Financial that provides investment and financial services. The effect on the results of operations from these new activities was not significant for 2001. However, we anticipate increased earnings from the offering of these services in the future.

Financial Condition at December 31, 2001 and 2000

   The following is a summary of our balance sheets for the periods indicated:

                                                        December 31,
                                                  2001                2000
                                                   (Dollars in Thousands)

Cash and due from banks                     $       3,479      $        5,017
Interest-bearing deposits in banks                  1,300                  15
Federal funds sold                                 15,318               2,730
Securities                                          1,548               3,639
Loans, net                                        111,493              66,329
Premises and equipment                              5,059               3,632
Other assets                                        1,938               1,068
                                                ---------             -------

                                            $     140,135      $       82,430
                                                  =======              ======

Total deposits                              $     113,622      $       72,178
Other borrowings                                   12,850                  50
Other liabilities                                     480                 617
Stockholders' equity                               13,183               9,585
                                                 --------             -------

                                            $     140,135      $       82,430
                                                  =======              ======

     As of December 31, 2001, we had total assets of $140.1 million, an increase of 70% over December 31, 2000. Total interest-earning assets were $130.9 million at December 31, 2001 or 93% of total assets as compared to 89% of total assets at December 31, 2000. Our primary interest-earning assets at December 31, 2001 were loans, which made up 86% of total interest-earning assets as compared to 91% at December 31, 2000. Our ratio of loans to deposits and other borrowings was 89% at December 31, 2001 as compared to 93% at December 31, 2000. Deposit growth of $41.4 million, new borrowings from the Federal Home Loan Bank of $12.8 million, and net proceeds from our stock offering of $3.7 million were used to fund loan growth of $45.7 million with the majority of the balance being temporarily invested in federal funds sold.

     Our securities portfolio, consisting of U.S. Agency and restricted equity securities, amounted to $1.5 million at December 31, 2001. Unrealized gains on securities available-for-sale were $5,000 at December 31, 2001 as compared to unrealized losses of $2,000 at December 31, 2000. Unrealized gains on securities held-to-maturity were $14,000 at December 31, 2001 as compared to unrealized losses of $9,000 at December 31, 2000. We have not specifically identified any securities for sale in future periods, which, if so designated, would require a charge to operations if the market value would not be reasonably expected to recover prior to the time of sale.

     We have 64% of our loan portfolio collateralized by real estate located in our primary market area of Dawson County, Georgia and surrounding counties. Our real estate mortgage portfolio consists of loans collateralized by one to four-family residential properties (32%), construction loans to build one to four-family residential properties (29%), and nonresidential properties consisting primarily of small business commercial properties (39%). We generally require that loans collateralized by real estate not exceed 80% of the collateral value.

     The remaining 36% of the loan portfolio consists of commercial, consumer, and other loans. We require collateral commensurate with the repayment ability and creditworthiness of the borrower.

     The specific economic and credit risks associated with our loan portfolio, especially the real estate portfolio, include, but are not limited to:

o a general downturn in the economy which could affect unemployment rates in our market area, general real estate market deterioration,
o        interest rate fluctuations,
o deteriorated or non-existing collateral, title defects, inaccurate appraisals,
o        financial deterioration of borrowers, fraud, and
o        any violation of banking protection laws.

Construction lending can also present other specific risks to the lender such as whether developers can find builders to buy lots for home construction, whether the builders can obtain financing for the construction, whether the builders can sell the home to a buyer, and whether the buyer can obtain permanent financing. Currently, real estate values and employment trends in our market area are stable with no indications of a significant downturn in the local economy.

     We attempt to reduce these economic and credit risks not only by adhering to loan to value guidelines, but also by investigating the creditworthiness of the borrower and monitoring the borrower's financial position. Also, we establish and periodically review our lending policies and procedures. State banking regulations limit exposure by prohibiting secured loan relationships that exceed 25% of the Bank's statutory capital and unsecured loan relationships that exceed 15% of the Bank's statutory capital.

Liquidity and Capital Resources

     The purpose of liquidity management is to ensure that there are sufficient cash flows to satisfy demands for credit, deposit withdrawals, and our other needs. Traditional sources of liquidity include asset maturities and growth in core deposits. A company may achieve its desired liquidity objectives from the management of assets and liabilities and through funds provided by operations. Funds invested in short-term marketable instruments and the continuous maturing of other earning assets are sources of liquidity from the asset perspective. The liability base provides sources of liquidity through deposit growth, the maturity structure of liabilities, and accessibility to market sources of funds.

     Scheduled loan payments are a relatively stable source of funds, but loan payoffs and deposit flows fluctuate significantly, being influenced by interest rates and general economic conditions and competition. We attempt to price deposits to meet asset/liability objectives consistent with local market conditions.

     Our liquidity and capital resources are monitored on a periodic basis by management, State and Federal regulatory authorities. As determined under guidelines established by regulatory authorities and internal policy, our liquidity was considered satisfactory.

     At December 31, 2001, we had loan commitments outstanding of $25.9 million. Because these commitments generally have fixed expiration dates and many will expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. If needed, we have the ability on a short-term basis to borrow and purchase federal funds from other financial institutions. At December 31, 2001, we had arrangements with three commercial banks for additional short-term advances of $4.0 million.

     At December 31, 2001, our capital ratios were considered adequate based on regulatory minimum capital requirements. Stockholders' equity increased in 2001 by $3.6 million as a net loss of $93,000 was offset by net proceeds received from our stock offering of $3.7 million, and an increase in other comprehensive income related to our securities available-for-sale of $5,000. For regulatory purposes, the net unrealized gains and losses on securities available-for-sale are excluded in the computation of the capital ratios.

     In the future, the primary source of funds available to us will be the payment of dividends by the Bank. Banking regulations limit the amount of the dividends that may be paid without prior approval of the Bank's regulatory agency. At December 31, 2001, no dividends could be paid by the Bank without regulatory approval. The Bank paid a dividend to us of $145,000 in February of 2001 that was used to pay holding company operating expenses and debt.

     The minimum capital requirements to be considered well capitalized under prompt corrective action provisions and the actual capital ratios for Chestatee Bancshares, Inc. and the Bank as of December 31, 2001 are as follows:

                                                Actual
                                       --------------------------
                                                                     Regulatory
                                  Consolidated        Bank          Requirements
                                  ------------        ----          ------------
Leverage capital ratio               10.78%           10.78%              5.00%
Risk-based capital ratios:
     Core capital                    11.04            11.04               6.00
     Total capital                   12.09            12.09              10.00

At December 31, 2001, we had no material commitments for capital expenditures. These ratios may decline as asset growth continues, but are expected to exceed the regulatory minimum requirements. Anticipated future earnings and additional capital raised from our current stock offering will assist in keeping these ratios at satisfactory levels.

     We believe that our liquidity and capital resources are adequate and will meet our foreseeable short and long-term needs. We anticipate that we will have sufficient funds available to meet current loan commitments and to fund or refinance, on a timely basis, our other material commitments and liabilities.

     Management is not aware of any other known trends, events or uncertainties, other than those discussed above, that will have or that are reasonably likely to have a material effect on our liquidity, capital resources or operations. Management is also not aware of any current recommendations by the regulatory authorities that, if they were implemented, would have such an effect.

Effects of Inflation

     The impact of inflation on banks differs from its impact on non-financial institutions. Banks, as financial intermediaries, have assets that are primarily monetary in nature and that tend to fluctuate in concert with inflation. A bank can reduce the impact of inflation if it can manage its rate sensitivity gap. This gap represents the difference between rate sensitive assets and rate sensitive liabilities. We, through our asset-liability committee, attempt to structure the assets and liabilities and manage the rate sensitivity gap, thereby seeking to minimize the potential effects of inflation. For information on the management of the Bank's interest rate sensitive assets and liabilities, see the "Asset/Liability Management" section.

Results of Operations For The Years Ended December 31, 2001 and 2000

      The following is a summary of our operations for the years indicated.

                                              Years Ended December 31,
                                              2001                2000
                                               (Dollars in Thousands)

Interest income                       $       8,500        $     6,180
Interest expense                              4,360              2,824
                                              -----              -----
Net interest income                           4,140              3,356

Provision for loan losses                       568                347
Other income                                    565                432
Other expenses                                4,313              2,881
                                              -----              -----
Pretax income (loss)                           (176)               560
Income taxes (benefits)                         (83)                10
                                            --------           -------
Net income (loss)                     $         (93)       $       550
                                            ========            ======

Net Interest Income

     Our results of operations are determined by our ability to manage interest income and expense effectively, to minimize loan and investment losses, to generate non-interest income, and to control operating expenses. Because interest rates are determined by market forces and economic conditions beyond our control, our ability to generate net interest income depends on our ability to obtain an adequate net interest spread between the rate we pay on interest-bearing liabilities and the rate we earn on interest-earning assets.

     The net yield on average interest-earning assets was 4.27% in 2001 as compared to 5.45% in 2000. Average loans increased by $36.6 million which were the primary change in average interest-earning assets that increased overall by $35.3 million. Average interest-bearing liabilities increased by $32.8 million with average time deposits accounting for the vast majority of this increase. The rate earned on average interest-earning assets decreased to 8.78% in 2001 from 10.03% in 2000. The rate paid on average interest-bearing liabilities decreased to 5.20% in 2001 as compared to 5.53% in 2000. The decrease in our net yield was due primarily to the falling rate environment experienced in 2001. As our interest-bearing liabilities mature and are repriced, we expect to see our net yield increase.

Provision for Loan Losses

     The provision for loan losses was $568,000 in 2001 as compared to $347,000 in 2000. The amounts provided are due primarily to loan growth, increased net loan charge offs, increased nonaccrual and past due loans, and to our assessment of the inherent risk in the loan portfolio. While net loan charge offs, nonaccrual, past due and potential problem loans have increased in total since December 31, 2000, the volume of these loans is well within acceptable industry averages. The increases in these categories are primarily associated with the aging of our loan portfolio and are not unexpected for a de novo bank. Management believes that the $1,252,000 in the allowance for loan losses at December 31, 2001, or 1.11% of total net outstanding loans and the $737,000 in the allowance for loan losses at December 31, 2000, or 1.10% of total net loans outstanding, are adequate at their respective dates to absorb known risks in the portfolio based upon the Bank's historical experience. No assurance can be given, however, that increased loan volume, and adverse economic conditions or other circumstances will not result in increased losses in our loan portfolio.

Other Income

     Other operating income consists of service charges on deposit accounts and other miscellaneous revenues and fees. Other operating income was $565,000 in 2001 as compared to $432,000 in 2000. The net increase is due primarily to an increase in service charges on deposit accounts of $113,000 related to overall deposit growth, increased credit card income of $26,000, and a decrease in mortgage loan origination fees of $22,000.

Other Expense

     Other expenses were $4,313,000 in 2001 as compared to $2,881,000 in 2000, an increase of $1,432,000. Salaries and employees benefits increased by $656,000 due to an increase in the number of full time equivalent employees to 56 at December 31, 2001 from 37 at December 31, 2000 and other annual salary increases. The increase in the number of employees is due to the adding of a new branch in 2001 and to our overall growth. Equipment and occupancy expenses increased by $195,000 due primarily to increased depreciation costs of $85,000, increased repairs and maintenance costs of $47,000, and increased rental expenses of $55,000. Other operating expenses increased by $581,000 due primarily to increased data processing costs of $99,000, increased legal and professional fees of $45,000, increased stationery and supplies expense of $72,000, increased advertising costs of $22,000, increased telephone/communications costs of $41,000, and increased other operating costs of $302,000. The increases in other operating expenses are directly attributable to the overall growth of the Bank.

Income Tax

     We have reported income tax benefits in 2001 of $83,000 as compared to income tax expense in 2000 of $10,000. The rate of the tax benefit as a percentage of our pretax loss was 47%. This percentage is higher than the federal statutory percentage of 34% due to current taxable income as reported on our income tax return being taxed at a 15% rate, accounting for a 9% surtax exemption benefit. Also, state income tax benefits recognized accounted for an additional 6% reduction in our overall tax rate. In 2000, the rate of the tax expense as a percentage of our pretax income was 2%. This percentage is lower than the federal statutory percentage of 34% due to the recognition of deferred tax benefits of $168,000 previously accorded a valuation allowance

Asset/Liability Management

     Our objective is to manage assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash, loan, investment, borrowing, and capital policies. Certain officers are charged with the responsibility for monitoring policies and procedures designed to ensure acceptable composition of the asset/liability mix. Management's overall philosophy is to support asset growth primarily through growth of core deposits of all categories made by local individuals, partnerships, and corporations.

     Our asset/liability mix is monitored on a regular basis with a report reflecting the interest rate-sensitive assets and interest rate-sensitive liabilities being prepared and presented to the Bank's Board of Directors on a monthly basis. The objective of this policy is to monitor interest rate-sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on earnings. An asset or liability is considered to be interest rate-sensitive if it will reprice or mature within the time period analyzed, usually one year or less. The interest rate-sensitivity gap is the difference between the interest-earning assets and interest-bearing liabilities scheduled to mature or reprice within such time period. A gap is considered positive when the amount of interest rate-sensitive assets exceeds the amount of interest rate-sensitive liabilities. A gap is considered negative when the amount of interest rate-sensitive liabilities exceeds the interest rate-sensitive assets. During a period of rising interest rates, a negative gap would tend to affect net interest income adversely, while a positive gap would tend to result in an increase in net interest income. Conversely, during a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to affect net interest income adversely. If our assets and liabilities were equally flexible and moved concurrently, the impact of any increase or decrease in interest rates on net interest income would be minimal.

     A simple interest rate "gap" analysis by itself may not be an accurate indicator of how net interest income will be affected by changes in interest rates. Accordingly, we also evaluate how the repayment of particular assets and liabilities is impacted by changes in interest rates. Income associated with interest-earning assets and costs associated with interest-bearing liabilities may not be affected uniformly by changes in interest rates. In addition, the magnitude and duration of changes in interest rates may have a significant impact on net interest income. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Interest rates on certain types of assets and liabilities fluctuate in advance of changes in general market rates, while interest rates on other types may lag behind changes in general market rates. In addition, certain assets, such as adjustable rate mortgage loans, have features (generally referred to as "interest rate caps and floors") that limit changes in interest rates. Prepayment and early withdrawal levels also could deviate significantly from those assumed in calculating the interest rate gap. The ability of many borrowers to service their debts also may decrease during periods of rising interest rates.

     Changes in interest rates also affect our liquidity position. We currently price deposits in response to market rates and it is management's intention to continue this policy. If deposits are not priced in response to market rates, a loss of deposits could occur that would negatively affect our liquidity position.

     At December 31, 2001, our cumulative one year interest rate-sensitivity gap ratio was 108%. Our targeted ratio is 80% to 120% in this time horizon. This indicates that our interest-earning assets will reprice during this period at a rate faster than our interest-bearing liabilities.

     The following table sets forth the distribution of the repricing of our interest-earning assets and interest-bearing liabilities as of December 31, 2001, the interest rate-sensitivity gap, the cumulative interest rate-sensitivity gap, the interest rate-sensitivity gap ratio and the cumulative interest rate-sensitivity gap ratio. The table also sets forth the time periods in which interest-earning assets and interest-bearing liabilities will mature or may reprice in accordance with their contractual terms. However, the table does not necessarily indicate the impact of general interest rate movements on the net interest margin as the repricing of various categories of assets and liabilities is subject to competitive pressures and the needs of our customers. In addition, various assets and liabilities indicated as repricing within the same period may in fact, reprice at different times within such period and at different rates.



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                                       29


                                                             After        After
                                                             Three         One
                                                             Months     Year but
                                               Within         but        Within       After
                                                Three        Within       Five        Five
                                               Months       One Year      Years       Years        Total
                                                                  (Dollars in Thousands)

Interest-earning assets:
     Interest-bearing
         deposits in banks                 $    1,300    $      --    $      --    $     --   $    1,300
     Federal funds sold                        15,318           --           --          --       15,318
     Securities                                   643           --          905          --        1,548
     Loans                                     60,955       27,209       18,858       5,723      112,745
                                               ------       ------       ------     -------      -------

                                               78,216       27,209       19,763       5,723      130,911
                                               ------       ------       ------     -------      -------

Interest-bearing liabilities:
     Interest-bearing demand
         deposits                              36,423           --           --          --       36,423
     Savings                                    2,585           --           --          --        2,585
     Certificates of deposit                   15,771       40,122        7,258          95       63,246
     Other borrowings                               --       2,600       10,250          --       12,850
                                               -------     -------       ------    --------     --------

                                               54,779       42,722       17,508          95      115,104
                                               ------       ------       ------    --------      -------

Interest rate sensitivity
     gap                                    $  23,437    $ (15,513)   $   2,255   $   5,628   $   15,807
                                               ======      ========     =======     =======     ========
Cumulative interest rate
     sensitivity gap                        $  23,437    $   7,924    $  10,179   $  15,807
                                               ======     ========     ========      ======
Interest rate sensitivity
     gap ratio                                   1.43          .64         1.13       60.24
                                              =======   ==========     ========     =======
Cumulative interest rate
     sensitivity gap ratio                       1.43         1.08         1.09        1.14
                                               ======    =========     ========     =======



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                                       30

Financial Condition at June 30, 2002 and December 31, 2001

     Following is a summary of our balance sheets for the periods indicated:

                                              June 30,           December 31,
                                                2002                 2001
                                           ----------------    -----------------
                                                  (Dollars in Thousands)
                                           -------------------------------------

Cash and due from banks                    $         3,777     $          3,479
Interest-bearing deposits in banks                   1,338                1,300
Federal funds sold                                   9,957               15,318
Securities                                          11,092                1,548
Loans, net                                         134,248              111,493
Premises and equipment                               5,330                5,059
Other assets                                         2,490                1,938
                                           ----------------    -----------------
                                           $       168,232     $        140,135
                                           ================    =================

Deposits                                   $       135,624     $        113,622
Other borrowings                                    12,850               12,850
Other liabilities                                      625                  480
Stockholders' equity                                19,133               13,183
                                           ----------------    -----------------
                                           $       168,232     $        140,135
                                           ================    =================

Our total assets grew by 20% for the first six months of 2002. Deposit growth of $22 million was primarily invested in loans. Our ratio of loans to deposits and other borrowings has increased to 91% at June 30, 2002 from 89% at December 31, 2001, indicating continued strong loan demand in our primary market area of Dawson County, Georgia and surrounding counties. Our total equity increased by $5,954,000, consisting of year-to-date net income of $183,000, proceeds from the sale of common stock of $5,730,000, and increased unrealized gains on securities available-for-sale, net of tax, of $41,000.



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                                       31

Liquidity and Capital Resources

     We monitor our liquidity on an ongoing basis. State and Federal regulatory authorities also monitor our liquidity on a periodic basis. As of June 30, 2002, our liquidity, as determined under guidelines established by regulatory authorities and internal policy, was satisfactory.

     At June 30, 2002, our capital ratios were adequate based on regulatory minimum capital requirements. The minimum capital requirements and the actual capital ratios on a consolidated and bank-only basis are as follows:

                                                Actual
                                    ---------------------------------
                                                                            Minimum
                                                                           Regulatory
                                      Consolidated         Bank           Requirement
                                     ----------------  --------------  --------------

    Leverage capital ratios          12.22      %      12.14      %    4.00        %
    Risk-based capital ratios:
    Core capital                     13.52             13.44           4.00
    Total capital                    14.59             14.51           8.00


These ratios may decline as asset growth continues but are expected to exceed the minimum regulatory requirements. Future earnings and proceeds from our stock offering will assist in keeping these ratios at satisfactory levels.

Off-Balance Sheet Risk

     We are a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of our customers. These financial instruments include commitments to extend credit and issue standby letters of credit. Such commitments involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheets.

     Our exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and issue standby letters of credit is represented by the contractual amount of those instruments. We use the same credit policies in making commitments and conditional obligations as we do for on-balance sheet instruments. A summary of our commitments is as follows:

                                             June 30,
                                               2002
                                       ------------------

   Commitments to extend credit        $       22,790,000
   Letters of credit                                  -
                                       ------------------
                                       $       22,790,000
                                       ==================

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

The amount of collateral obtained, if deemed necessary by us upon extension of credit, is based on our credit evaluation of the customer.

     Standby letters of credit are conditional commitments issued by us to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral is required in instances which we deem necessary.

Results of Operations For The Three Months Ended June 30, 2002 and 2001 and for the Six Months Ended June 30, 2002 and 2001

       Following is a summary of our operations for the periods indicated.

                                              Three Months Ended
                                                   June 30,
                                       ----------------------------------
                                              2002               2001
                                       ----------------    --------------
                                            (Dollars in Thousands)
                                       ----------------------------------
Interest income                        $         2,588     $       2,071
Interest expense                                 1,033             1,087
                                       ----------------    --------------
Net interest income                              1,555               984
Provision for loan losses                          206                76
Other income                                       224               124
Other expense                                    1,320             1,021
                                       ----------------    --------------
Pretax income                                      253                11
Income tax expense                                 105                22
                                       ----------------    --------------
Net income (loss)                      $           148     $        (11)
                                       ================    ==============

                                                Six Months Ended
                                                    June 30,
                                        ---------------------------------
                                               2002              2001
                                        ----------------   --------------
                                             (Dollars in Thousands)
                                        ---------------------------------
Interest income                         $         4,973    $       4,090
Interest expense                                  2,173            2,089
                                        ----------------   --------------
Net interest income                               2,800            2,001
Provision for loan losses                           340              172
Other income                                        412              244
Other expense                                     2,565            1,943
                                        ----------------   --------------
Pretax income                                       307              130
Income tax expense                                  124               65
                                        ----------------   --------------
Net income                              $           183    $          65
                                        ================   ==============

Our net interest income has increased by $571,000 and $799,000 for the second quarter and first six months of 2002, respectively, as compared to the same periods in 2001. Our net interest margin decreased to 3.93% during the first six months of 2002 as compared to 4.71% for the first six months of 2001 and 4.27% for the entire year of 2001. The increase in net interest income is due primarily to the increased volume of average loans outstanding. The decrease in net interest margin is due to the decrease in yields earned on loans that have decreased to 7.65% in the first six months of 2002 as compared to 10.03% in the first six months of 2001. The cost of funds has decreased as well, as deposits have been able to be repriced as they have matured. Our cost of funds decreased to 3.52% in the first six months of 2002 as compared to 5.72% in the first six months of 2001.

     The provision for loan losses was $206,000 and $340,000 for the second quarter and first six months of 2002, respectively. These provisions are an increase from the comparable periods in 2001 by $130,000 and $168,000, respectively. The amounts provided are due to loan growth, increased net loan charge-offs, increased nonaccrual, past due and potential problem loans and to our assessment of the inherent risk in the portfolio. Nonaccrual loans of $207,000 at June 30, 2002 consist of commercial loans. Loans past due ninety days or more and still accruing interest of $730,000 at June 30, 2002 consists of commercial loans of $201,000, real estate loans of $497,000 and other consumer loans of $32,000. Potential problem loans consist of one commercial loan. These loans were identified through our loan evaluation process and have been properly considered in the determination of the allowance for loan losses. Management believes that the $1,507,000 in the allowance for loan losses at June 30, 2002 is adequate to absorb known risks in the portfolio. No assurance can be given, however, that increased loan volume and adverse economic conditions or other circumstances will not result in increased losses in our loan portfolio.

     Information with respect to nonaccrual, past due and restructured loans is as follows:

                                                                   June 30,
                                                         ------------------------------------
                                                              2002         2001
                                                         ------------------------------------
                                                            (Dollars in Thousands)
                                                         ------------------------------------

Nonaccrual loans                                         $       207    $    325
Loans contractually past due ninety days
   or more as to interest or principal
   payments and still accruing                                   730         165
Restructured loans                                                 0           0
Potential problem loans                                        1,200         823
Interest income that would have been
   recorded on nonaccrual And restructured
   loans under original terms                                     28          10
Interest income that was recorded on
   nonaccrual and restructured loans                               0           0

Potential problem loans are defined as loans about which we have serious doubts as to the ability of the borrower to comply with the present loan repayment terms and which may cause the loan to be placed on nonaccrual status, to become past due more than ninety days, or to be restructured.

     It is our policy to discontinue the accrual of interest income when, in the opinion of management, collection of such interest becomes doubtful. Unless the loan is both well-secured and in the process of collection, this status is accorded interest when (1) there is a significant deterioration in the financial condition of the borrower and full repayment of principal and interest is not expected and (2) the principal or interest is more than ninety days past due.

     Loans classified for regulatory purposes as loss, doubtful, substandard or special mention that have not been included in the table above do not represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity or capital resources. These classified loans do not represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

     Information regarding certain loans and allowance for loan loss data is as follows:

                                                                             Six Months Ended
                                                                                 June 30,
                                                                     ----------------------------------
                                                                          2002                2001
                                                                     ---------------   ----------------
                                                                          (Dollars in Thousands)
                                                                     ----------------------------------
Average amount of loans outstanding                                  $      123,496    $        77,520
                                                                     ===============   ================
Balance of allowance for loan losses at beginning of period          $        1,252    $           737
                                                                     ---------------   ----------------
Loans charged off
   Commercial and financial                                          $            -    $             -
   Real estate mortgage                                                           -                  -
   Installment                                                                   86                 10
                                                                     ---------------   ----------------
                                                                                 86                 10
                                                                     ---------------   ----------------

Loans recovered
   Commercial and financial                                                       1                  -
   Real estate mortgage                                                           -                  -
   Installment                                                                    -                  -
                                                                     ---------------   ----------------
                                                                                  1                  -
                                                                     ---------------   ----------------

Net charge-offs                                                                  85                 10
                                                                     ---------------   ----------------

Additions to allowance charged to operating expense during period               340                172
                                                                     ---------------   ----------------

Balance of allowance for loan losses at end of period                $        1,507    $           899
                                                                     ===============   ================

Ratio of net loans charged off during the period to
   average loans outstanding                                                   .07%               .01%
                                                                     ===============   ================

     The allowance for loan losses is maintained at a level that is deemed appropriate by management to adequately cover all known and inherent risks in the loan portfolio. Management's evaluation of the loan portfolio includes a loan classification program. Under the program, as each loan is made, we assign a loan grade. Each loan grade is assigned an allowance percentage determined based on our experience specifically and the historical experience of the banking industry generally. Loan classifications are then subject to periodic review by the responsible lending officers and by senior management based upon their judgment, our loan loss experience, current economic conditions that may affect the borrower's ability to repay, lender requirements, the underlying collateral value of the loans and other appropriate information. Management relies predominantly on this ongoing review of the loan portfolio to assess the risk characteristics of the portfolio in the aggregate and to determine adjustments, if any, to our allowance for loan losses. Based upon this ongoing review, we may identify loans that could be impaired. A loan is considered impaired when it is probable that we will be unable to collect all principal and interest due in accordance with the contractual terms of the loan agreement. When we identify a loan as impaired, the allowance for loan losses is increased if we determine that the amount of impairment is in excess of the allowance determined under our loan classification program. We maintain an allowance for loan losses of no less than 1.0% of outstanding loans at all times.

     Other income has increased by $100,000 and $168,000 for the second quarter and first six months of 2002 as compared to the same periods in 2001. Overall, service charges on deposit accounts have increased by $82,000 and mortgage origination fees have increased by $80,000.

     Other expenses have increased by $299,000 and $622,000 for the second quarter and first six months of 2002 as compared to the same periods in 2001. Salaries and employee benefits have increased due to an increase in the number of full time equivalent employees to 60 at June 30, 2002 from 47 at June 30, 2001 and to normal salary increases. The increase in the number of employees is due to the adding of a new branch in 2001 and to our overall growth. The increases in equipment and occupancy and other operating expenses are due to our overall growth.

     We have recorded income tax expense of $105,000 and $124,000 for the second quarter and first six months of 2002. The amounts provided are higher than the federal statutory rate due to state income taxes.

     In 2001, we began offering investment and financial services through Chestatee Financial Services, Inc. and residential mortgage services through Chestatee Residential Mortgage Services, Inc. Net income from these activities amounted to $38,000 and $64,000 for the second quarter and first six months of 2002, respectively.

     We are not aware of any known trends, events or uncertainties, other than the effect of events as described above, that will have or are reasonably likely to have a material effect on our liquidity, capital resources or operations. We are also not aware of any current recommendations by the regulatory authorities which, if they were implemented, would have such an effect.

                                  OUR BUSINESS

Our History

     The Company is a bank holding company incorporated October 13, 1999 under the laws of the State of Georgia. The Company was formed for the principal purpose of acquiring Chestatee State Bank, a state banking institution chartered under the laws of the State of Georgia. Pursuant to a Plan of Reorganization effective March 31, 2000, the Company acquired all of the issued and outstanding shares of common stock, $5.00 par value of the Bank. As a result of this transaction, the former stockholders of the Bank became the stockholders of the Company, and the Bank became a wholly-owned subsidiary of the Company. The Company has also formed and operates Chestatee Financial Services and Chestatee Residential Mortgage. The Company's principal place of business is located at 6639 Highway 53 East, Dawsonville, Dawson County, Georgia. As of the date of this prospectus, the assets of the Company consist primarily of its ownership of the capital stock of the Bank and the other Subsidiaries.

The Company

     We are authorized to engage in any activity permitted by law to a corporation, subject to applicable federal and state regulatory restrictions on the activities of bank holding companies. Our holding company structure provides us with greater flexibility than our Bank would otherwise have to expand and diversify their business activities through newly-formed subsidiaries, or through acquisitions. While our management has no present plans to engage in any other business activities, management may, from time to time, study the feasibility of establishing or acquiring subsidiaries to engage in other business activities to the extent permitted by law.

     The Company, through the Bank, operates a full-service banking business and engages in a broad range of commercial banking activities. The Company also provides residential mortgage lending and origination services through Chestatee Mortgage and financial services through Chestatee Financial.

The Bank

     The Bank was organized on December 31, 1997 under the laws of the State of Georgia to conduct a commercial banking business in Dawson County, Georgia, to meet the banking needs of individuals, small- to medium-sized businesses, and farmers. The Bank operates a full-service banking business and engages in a broad range of commercial banking activities, including accepting customary types of demand and timed deposits, making individual, consumer, commercial, and installment loans, money transfers, safe deposit services, and making investments in U. S. government and municipal services. The Bank does not offer trust services.

     The Bank has conducted its general banking business since opening on May 15, 1998, from its main office located at 6639 Highway 53 East, Dawsonville, Dawson County, Georgia. The Bank has three full-service branches: one located in the Ingles Supermarket at the intersection of Georgia Highway 400 and Georgia Highway 53, also in Dawsonville, Dawson County, Georgia; a second located in downtown Dawsonville at 86 Highway 53 West, Dawsonville, Dawson County, Georgia; and a third located in Pickens County, Georgia at 34 Holcombe Way, Marblehill, Georgia.

     The data processing work of the Bank is processed with the Intercept Group f/k/a Provesa, Inc. of Thomson, Georgia. The Bank issues credit cards. The Bank also offers its customers a variety of checking and savings accounts. The installment loan department makes both direct consumer loans and also purchases retail installment contracts from sellers of consumer goods.

     As of December 31, 2001, the Bank has a correspondent relationship with The Bankers Bank of Atlanta, Georgia. The correspondent bank provides certain services to the Bank, such as investing its excess funds, processing checks and other items, buying and selling federal funds, handling money fund transfers and exchanges, shipping coins and currency, providing security and safekeeping of funds and other valuable items, handling loan participation and furnishing management investment advice on the Bank's securities portfolio.

     The Bank principally serves the residents of Dawsonville and Dawson County. Dawson County has grown approximately 70% since the 1990 U.S. census according to Census Bureau statistics. The number of residents in Dawson County in 1990 was about 9,500 persons. The number of residents in Dawson County had swelled to nearly 16,000 by 2000. Dawsonville and Dawson County have a diverse commerce, including retail, manufacturing, service and farming sector economies. Dawsonville also serves as the county seat for Dawson County, Georgia, with a significant number of residents employed in government. Dawsonville, located approximately 15 miles north of Cumming, Georgia and 22 miles west of Gainesville, Georgia, is situated in the center of the development corridor extending north from Atlanta between Interstate 75 and Interstate 85. The Bank will also seek deposit and loan business from outside its primary service area, including the adjacent counties of Cherokee, Forsyth, Gilmer, Hall, Lumpkin and Pickens.

Banking Services and Operations

     The Bank performs banking services customary for a full service bank of similar size and character. These services include the furnishing of personal and commercial checking accounts, other demand and time deposit accounts, and the extension of personal and commercial loans and lines of credit. The principal business of the Bank is to attract and accept deposits from the public and to make loans and other investments. The principal sources of funds for the Bank's loans and investments are demand, time, savings, and other deposits, including negotiable order of withdrawal or NOW accounts, installment payments and prepayments on loans granted, sales to other lenders or institutions of loans or participation in loans; fees paid by other lenders or institutions for servicing loans sold by the Bank to it; and borrowings.

     The principal sources of income for the Bank are interest and fees collected on loans, including fees received for servicing loans sold to other lenders or institutions and, to a lesser extent, interest and dividends collected on other investments. The principal expenses of the Bank include interest paid on savings and other deposits, including NOW accounts, interest paid on borrowings by the Bank, employee compensation, office expenses; and other overhead expenses.

     The Bank is authorized to make both secured and unsecured commercial and consumer loans to individuals, partnerships, corporations and other entities. The Bank's lending business consists principally of making secured real estate loans, including residential and commercial construction loans, and primary and secondary mortgage loans for the acquisition or improvement of personal residences. In addition, the Bank makes consumer loans to individuals and commercial loans to small and medium-sized businesses and professional concerns.

     The Bank has engaged in secondary-market mortgage activities, obtaining commitments, through intermediaries, from secondary mortgage purchasers to purchase mortgage loans originated by the Bank. Based on these commitments, the Bank originates mortgage loans on terms corresponding to such commitments and generate fee income to supplement their interest income. No mortgage loans are held by the Bank for resale nor are any loans held for mortgage servicing.

     Loans secured by real estate are the primary component of the Bank's loan portfolios, constituting approximately $73 million, or 64%, of the Bank's toItal loans at December 31, 2001. These loans consist of commercial real estate loans, construction and development loans and residential real estate loans and home equity loans. The Bank also makes loans for commercial purposes in various lines of business. At December 31, 2001, the Bank held approximately $27 million, or 24% of the Bank's total loans, in commercial loans, excluding for these purposes commercial loans secured by real estate included above. The Bank makes a variety of loans to individuals for personal and household purposes, including secured and unsecured installment and term loans, lines of credit, and revolving lines of credit such as credit cards. At December 31, 2001, the Bank held approximately $13 million in consumer loans, representing 12% of the Bank's total loans.

     The Bank's loan approval policies provide for various levels of officer lending authority. When the aggregate outstanding loans to a single borrower exceeds that individual officer's lending authority, the loan request must be considered and approved by an officer with a higher lending limit or by the officers' loan committee. Individual officers' lending limits range from $5,000 to $250,000, depending on security, seniority and the type of loan. The directors' loan committee, which consists of the president and six outside diIrectors, has a lending limit of $500,000. Loans above $500,000 require approval by the majority of the full Board of Directors.

     The Bank has a continuous loan review procedure involving multiple officers of the Bank which is designed to promote early identification of credit quality problems. All loan officers are charged with the responsibility of rating their loans and reviewing those loans on a periodic basis, the frequency of which increases as the quality of the loan deteriorates.

     The Bank offers a variety of deposit programs to individuals and to small to medium-sized businesses and other organizations at interest rates generally consistent with local market conditions. The Bank is authorized to accept and pay interest on deposits from individuals, corporations, partnerships and any other type of legal entity, including fiduciaries, such as private trusts. Qualified deposits are insured by the FDIC in an amount up to $100,000.

     The following table sets forth the mix of depository accounts at the Bank as a percentage of total deposits at December 31, 2001.

                                                              December 31, 2001

     Non-interest bearing demand..............................          10%
     Interest-bearing demand..................................          32%
     Savings..................................................           2%
     Time Deposits............................................          29%
     Certificates of Deposit of $100,000 or more..............          27%

              Total...........................................       100.0%

The Bank is a member of a network of automated teller machines, which permits the Bank's customers to perform certain transactions in numerous cities in Georgia and throughout the country.

The Other Subsidiaries

         Chestatee Financial renders securities brokerage and investment advisory services, and offers insurance and annuity products. All services and solicitations are provided by an independent contractor through affiliates of Mass Mutual and the subsidiary engages no employees. It was formed November 13, 2000 and began doing business in the first quarter of 2001.

         Chestatee Mortgage provides mortgage lending and mortgage origination services. The subsidiary has partnered with Guaranty First Mortgage, LLC and Shelter Mortgage Corporation, furnishing services and making solicitations through Guaranty Mortgage Services, LLC. All services are provided by independent contractors engaged by Guaranty Mortgage Services. The subsidiary was organized March 7, 2001 and began doing business in the second quarter of 2001.

Employees

         Except for the officers of the Company, who are also officers of the Bank, the Company does not have any employees. As of June 30, 2002, the Bank had 52 full-time and 12 part-time employees. The other Subsidiaries had no full-time or part-time employees, with all services rendered by independent contractors. In the opinion of management, the Company, the Bank and the other Subsidiaries each enjoy an excellent relationship with its employees. We are not a party to any collective bargaining agreement.

Competition and Market Area

         The banking business is highly competitive. The Bank competes as financial intermediaries with other commercial banks, thrift institutions, credit unions, and money market mutual funds operating in Dawson County, as well as in the adjacent counties of Cherokee, Forsyth, Gilmer, Hall, Lumpkin and Pickens. Many of the Bank's competitors have significantly greater resources and higher lending limits (by virtue of their greater capitalization). Credit unions and money market mutual funds with which the Bank competes may have competitive advantages as a result of their being subject to different, and possibly less stringent, regulatory requirements.

         As of the date of this prospectus, three non-locally owned banks had offices in Dawson County and one locally owned banks had offices in Dawson County. Bank of America, N.A., a bank headquartered in Charlotte, North Carolina, operates a branch office in Dawson County. First Community Bank of Dawsonville, owned by regional banking company, Century South Banks, Inc. of Dahlonega, operates one office in Dawson County. Dawson County Bank, a closely-held locally-owned institution, maintains a main office and two branch offices in Dawson County. While there are no other financial institutions with offices in Dawson County, numerous financial institutions within the Atlanta metropolitan area market their services to our residents, including First Union and Wachovia. In addition to these banks, there are several finance companies, credit union offices, and other non-traditional providers of service that compete in the Bank's market. Many local businesses and individuals have deposits outside the primary service areas of the Bank with these financial institutions.

         Recent legislation enacted by the Georgia General Assembly allows banks in Georgia to establish newly-formed branch banks in areas in which the Bank serves, which branches, if established, also would compete with the Bank. See "Supervision and Regulation" in this section.

Monetary Policies

         Our results of operations are significantly affected by the credit policies of monetary authorities, particularly the Board of Governors of the Federal Reserve System. The instruments of monetary policy employed by the Federal Reserve include open market operations in U.S. government securities, changes in discount rates on member bank borrowings, and changes in reserve requirements against bank deposits. In view of changing conditions in the national economy and in the money markets, as well as the effect of action by monetary and fiscal authorities, including the Federal Reserve System, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand, or the business and earnings of the Bank.

Properties

         The Company's principal executive offices are located at 6639 Highway 53 East, Dawsonville, Georgia 30534. The property, owned by the Bank, consists of approximately 11,000 square feet and houses offices, operations and storage. The Company does not lease any separate office space from the Bank. We believe our physical facilities are suitable for our current operations.

         The Bank conducts its operations from its main office location at 6639 Highway 53 East, Dawsonville, Georgia 30534 and from three branches: its supermarket branch at 120 South Center Lane, Dawsonville, Georgia 30534; its downtown branch located at 86 Highway 53 West, Dawsonville, Dawson County, Georgia 30534; and its Marblehill branch, located at 34 Holcomb Way, Marblehill, Pickens County, Georgia 30148.

         The Bank's office consists of its main building with 4 drive-up windows and an automated teller machine (ATM) and an adjacent parking lot, situated on
1.1 acres of land. The supermarket branch has been in continuous operation since it opened in September 1998. The branch lease space is approximately 1,000 square feet, with an ATM but no drive-up windows. The monthly lease rental is $2,500, with the lease expiring in 2003. The downtown branch has been in continuous operation since it opened in October 2000. The branch lease space is approximately 3,000 square feet, with an ATM and one drive-up window. The monthly lease rental is $3,500, with the lease expiring in 2003. The branch in Pickens County consists of approximately 3,300 square feet, with 2 drive-up windows and an ATM, with an adjacent parking lot, situated on 1.08 acres. The building and land of the new branch is owned by the Bank and opened in May 2001.

         The other Subsidiaries operate infrequently out of the main offices of the Bank at 6639 Highway 53 East, Dawsonville, Georgia 30534. The independent contractors engaged by each render services independently from limited undesignated office space. Consequently, no lease exists and no rent is charged at present.

Legal Proceedings

         The Bank brought an action on March 5, 2001 in the Superior Court for Dawson County, State of Georgia, against Terri and Woody Reece to recover amounts due following default on a promissory note. We seek to recover the balance due of $66,205, plus interest. The Reeces, husband and wife, filed an answer on April 9, 2001 denying owing any money to us. In addition, the Reeces filed a counterclaim against us for deliberate and intentional infliction of emotional distress for a sum not less than $1 million and for unstipulated punitive damages. The Bank strenuously denies any wrongdoing and intends to pursue its claims against the Reeces and defend any allegation of wrongdoing by us. The suit was dismissed. A notice of appeal has been filed by the Reeces. That appeal is pending.

         We are not aware of any other material pending legal proceedings to which the Company, the Bank or the other Subsidiaries are a party or to which any of their property is subject, other than ordinary routine legal proceedings incidental to their business.


                           SUPERVISION AND REGULATION

         We are subject to state and federal banking laws and regulations which impose specific requirements or restrictions and provide for general regulatory oversight over virtually all aspects of operations. These laws and regulations generally are intended to protect depositors, not shareholders. This discussion is only a summary of various statutory and regulatory provisions. This summary is qualified by reference to the particular statutory and regulatory provisions. Our operations may be affected by legislative changes and the policies of various regulatory authorities. We are unable to predict the nature or the extent of the effect on our business and earnings that fiscal or monetary policies, economic control or new federal or state legislation may have in the future.

The Company

         The Company is a bank holding company within the meaning of the federal Bank Holding Company Act of 1956 and is registered with and subject to the regulation of the Federal Reserve. As a bank holding company, the Company is required to file with the Federal Reserve annual reports and other reports and information as may be required under the Bank Holding Company Act. The Federal Reserve may conduct examinations of the Company and the Bank to determine whether we are in compliance with the regulations promulgated under the Bank Holding Company Act.

         The Bank Holding Company Act requires a bank holding company to obtain prior approval of the Federal Reserve to acquire the ownership or control of more than 5% of any class of voting stock of any bank not already controlled by it, for it or any subsidiary (other than a bank) to acquire all or substantially all of the assets of a bank, and to merge or consolidate with any other bank holding company.

         The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 facilitates branching and permits the establishment of agency relationships across state lines. The Interstate Banking Act also permits bank holding companies to acquire banks in any state without regard to whether the transaction is prohibited under the laws of such state, subject to certain state provisions, including minimum age requirements of banks that are the target of the acquisition. The minimum age of local banks subject to interstate acquisition is limited to a maximum of five years. See "Supervision and Regulation."

         Bank holding companies generally also are prohibited under the Bank Holding Company Act of 1956 from engaging in non-banking activities or from acquiring direct or indirect control of any company engaged in non-banking activities. However, the Federal Reserve may permit bank holding companies to engage in certain types of non-banking activities determined by the Federal Reserve to be closely related to banking or managing or controlling banks. Activities determined by the Federal Reserve to fall under this category include making or servicing loans and certain leases, providing certain data processing services, acting as a fiduciary or investment or financial advisor, providing discount brokerage services, underwriting bank eligible securities, and making investments designed to promote welfare.

         Federal law imposes certain limitations on extensions of credit and other transactions between banks that are members of the Federal Reserve System and other affiliates (which includes any holding company of which a bank is a subsidiary and any other non-bank subsidiary of that holding company). Banks that are not members of the Federal Reserve System also are subject to these limitations. Further, federal law prohibits a bank holding company and its subsidiaries from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property, or the furnishing of services.

         Under Federal Reserve policy, a bank holding company is expected to act as a source of financial strength to its bank subsidiaries and to commit resources to support these subsidiaries. This support may be required at times when, absent such policy, the bank holding company might not otherwise provide such support. Under these provisions, a bank holding company may be required to loan money to its subsidiary banks in the form of capital notes or other instruments which qualify for capital under regulatory rules. Any loans by the bank holding company to subsidiary banks are likely to be unsecured and subordinate to the bank's depositors and will be senior to the securities offered in this prospectus. The Federal Reserve can require the Company to terminate any activity or relinquish control of a nonbank subsidiary, other than a nonbank subsidiary of a bank, upon the Reserve's determination that such activity or control constitutes a serious risk to the financial soundness or stability of any subsidiary depository institution of a bank holding company. Bank regulatory authorities also have discretion to require the Company to divest itself of any bank or nonbank subsidiary if the agency determines that divestiture may aid a depository institution's financial condition.

         In November 1999, the Gramm-Leach-Bliley Act was enacted, breaking down many of the barriers to affiliations among banks and securities firms, insurance companies and other financial service providers originally established by the Glass-Steagall Act of 1933. This Act prohibited bank holding companies from owning subsidiaries that were engaged principally in the issue, flotation, underwriting, public sale or distribution of securities. The Glass-Steagall Act also prohibited securities firms from engaging in the activities historically engaged in by banks and prohibited certain affiliations between insurance companies, banks and securities firms. The Gramm-Leach-Bliley Act will provide financial organizations with the flexibility to structure new affiliations through a holding company structure or a financial subsidiary. As a result of this new law, the number and type of entities competing with us in our markets could increase.

         The Company also is subject to regulation as a bank holding company under the Georgia Financial Institutions Code, which requires registration and filing of periodic information with the Georgia Banking Department. Registration with the Georgia Banking Department includes information relating to the financial condition, operations, management and inter-company relationships of the Company and the Bank. The Georgia Banking Department also may require other information or make examinations as is necessary to keep itself informed as to whether we are in compliance with the provisions of Georgia law and related regulations and orders.

         Under the provisions of the Georgia Financial Institutions Code, it is unlawful without the prior approval of the Georgia Banking Department for any bank holding company to acquire ownership or control of more than 5% of the voting shares of a bank, for any bank holding company or a subsidiary thereof (other than a bank) to acquire all or substantially all of the assets of a bank, or for any bank holding company to merge or consolidate with any other bank holding company. It is also unlawful under the Georgia Financial Institutions Code for any bank holding company to acquire direct or indirect ownership or control of more than 5% of the voting shares of any presently operating bank unless the bank has been in existence and continuously operating or incorporated as a bank for a period of five years or more prior to the date of application to the Georgia Banking Department for approval of such acquisition. In addition, in any acquisition by an existing bank holding company, the initial banking subsidiary of the bank holding company must have been incorporated for not less than two years before the holding company can acquire another bank.

The Bank and Other Subsidiaries

         The Bank is incorporated under the laws of the State of Georgia and subject to examination by the Georgia Banking Department. The Georgia Banking Department regulates all areas of the Bank's commercial banking operations, including reserves, loans, mergers, consolidations, reorganizations, issuance of securities, payment of dividends, interest rates, establishment of branches, and other aspects of its operations.

         Additionally, the Bank is insured and regulated by the FDIC. The major functions of the FDIC with respect to insured banks include paying off depositors to the extent provided by law if a bank is closed without making adequate provisions to pay the claims of depositors, acting as the receiver of state banks placed in receivership when appointed receiver by state authorities, and preventing the continuance or development of unsound and unsafe banking practices. In addition, the FDIC is authorized to examine insured banks that are not members of the Federal Reserve System, such as our Bank, to determine their condition for insurance purposes. The FDIC also is authorized to approve mergers, consolidations and assumption of deposit liability transactions between insured banks and non-insured banks or institutions, and to prevent capital or surplus diminution in these transactions where the resulting, continued, or assumed bank is an insured non-member state bank. The FDIC closely examines non-member banks for compliance with federal statutes.

         In October 2001, the President signed into law the USA Patriot Act. This Act was in direct response to the terrorist attacks on September 11, 2001, and strengthens the anti-money laundering provisions of the Bank Secrecy Act. Most of the new provisions added by the Act apply to accounts at or held by foreign banks, or accounts of or transactions with foreign entities. The Bank does not have a significant foreign business and does not expect this Act to materially affect its operations. The Act does, however, require the banking regulators to consider a bank's record of compliance under the Bank Secrecy Act in acting upon any application filed by a bank. As the Bank is subject to the provisions of the Bank Secrecy Act, the Bank's record of compliance in this area will be an additional factor in any application filed by it in the future. To the Bank's knowledge, its record of compliance in this area is satisfactory.

         The Bank is subject to the provisions of the Federal Reserve Act, which place limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. The aggregate of all covered transactions is limited in amount, as to any one affiliate, to 10% of the Bank's capital and surplus and, as to all affiliates combined, to 20% of the Bank's capital and surplus. Within the foregoing limitations as to amount, each covered transaction must also meet specified collateral requirements. Compliance is also required with certain provisions designed to avoid the taking of low quality assets.

         The Federal Reserve Act also prohibits the Bank from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies. The Bank is subject to certain restrictions on extensions of credit to executive officers, directors, certain principal shareholders, and their related interests. Such extensions of credit must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties and must not involve more than the normal risk of repayment or present other unfavorable features.

         The Bank is subject to state usury laws and certain federal laws concerning interest rates for interest and certain other charges contracted for or collected. The Bank's loan operations are also subject to certain federal laws, and the rules and regulations of the various federal agencies charged with the responsibility of implementing such laws, applicable to credit transactions, such as:

     o the federal Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers o the Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves
     o the Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed, or other prohibited factors in extending credit
     o the Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies
     o the Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies

The Bank's deposit operations also are subject to the Right to Financial Privacy Act, imposing a duty to maintain confidentiality of consumer financial records and prescribing procedures for complying with administrative subpoenas of financial records, and the Electronic Funds Transfer Act, governing automatic deposits to and withdrawals from deposit accounts and customers' rights and liabilities arising from the use of automated teller machines and other electronic banking services.

         The other Subsidiaries are subject to various federal and state laws regulating generally their operations and specifically their activities in relation to the Company. For example, Chestatee Mortgage and Chestatee Financial are prohibited from engaging in certain tying arrangements in connection with the extension of credit or provision of any property or services. Chestatee Mortgage is subject to many of the same federal and state laws regulating the Bank, including the Truth in Lending Act and related Regulation Z and the Equal Credit Opportunity Act and related Regulation B, as well as other rules and regulations governing mortgage lenders and servicers relating to:

     o        licensing
     o        procedures
     o        disclosures

Failure to comply with these laws, as well as with the laws described above, could result in civil and criminal liability.

         Chestatee Financial is subject to extensive regulation under various federal and state laws regulating the financial services industry. The SEC administers most of the federal securities laws and the various state securities divisions oversee the applicable state laws relating to:

     o        registration
     o        disclosure
     o        reports
     o        record-keeping
     o        fraudulent practices

The financial services industry is also subject to various self-regulatory organizations such as the National Association of Securities Dealers. The self-regulatory organizations, among other things, promulgate regulations and provide oversight of sales practices, trade practices, capital requirements, record-keeping and employee conduct. The SEC and the self regulatory organizations also have the authority to conduct administrative proceedings which can result in the censure, fine, suspension or expulsion of a broker-dealer, its employees or

Dividends

         The Company is a legal entity separate and distinct from the Bank. The principal source of cash flow for the Company is dividends from the Bank and the other Subsidiaries. There are various statutory and regulatory limitations on the payment of dividends by the Bank, as well as by the Company to its shareholders. The payment of dividends by the Company and the Bank may be affected or limited by regulatory requirements and policies, such as the maintenance of adequate capital. Presently, the Company does not pay dividends to its shareholders. If, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which could include the payment of dividends depending on the institution's financial condition), such authority may require, after notice and hearing, that the bank cease and desist from such practice. The FDIC issued a policy statement that provides that insured banks generally should only pay dividends out of current operating earnings. The Federal Reserve has issued a policy statement to the same effect for bank holding companies. In addition, all insured depository institutions are subject to the capital-based limitations required by the Federal Deposit Insurance Corporation Improvement Act of 1991. See "Capital Adequacy" in this section.

         Under Georgia law, the Bank must obtain approval of the Georgia Banking Department before they may pay cash dividends out of retained earnings if the total classified assets at the most recent examination of such bank exceed 80% of the equity capital, the aggregate amount of dividends declared or anticipated to be declared in the calendar year exceeds 50% of the net profits, after taxes but before dividends, for the previous calendar year, or the ratio of equity capital to adjusted assets is less than 6%. As discussed below, additional capital requirements imposed by the Georgia Banking Department may limit the Bank's ability to pay dividends to the Company. See "Capital Adequacy" in this section.

Capital Adequacy

         Federal bank regulatory authorities have adopted risk-based capital guidelines for banks and bank holding companies that are designed to make regulatory capital requirements more sensitive to differences in risk profiles among banks and bank holding companies, account for off-balance sheet exposure, and minimize disincentives for holding liquid assets. The resulting-capital ratios represent qualifying capital as a percentage of total risk-weighted assets and off-balance sheet items. The guidelines are minimums, and the federal regulators have noted that banks and bank holding companies contemplating significant expansion programs should not allow expansion to diminish their capital ratios and should maintain ratios well in excess of the minimums.

         The Federal Deposit Insurance Corporation Improvement Act of 1991 (or FDICIA) established a capital-based regulatory plan designed to promote early intervention for troubled banks and requires the FDIC to choose the least expensive resolution of bank failures. The capital-based regulatory framework contains five categories of compliance with regulatory capital requirements, including "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." To qualify as a "well capitalized" institution, a bank must have a Leverage ratio of no less than 5%, a Tier I risk-based ratio of no less than 6%, and a total risk-based capital ratio of no less than 10%. The bank also must not be under any order or directive from the appropriate regulatory agency to meet and maintain a specific capital level. The current guidelines require all bank holding companies and federally-regulated banks to maintain a minimum risk-based Total Capital ratio equal to 8%, of which at least 4% must be Tier I capital. The degree of regulatory scrutiny of a financial institution will increase, and the permissible activities of the institution will decrease, as it moves downward through the capital categories. Bank holding companies controlling financial institutions can be called upon to boost the institutions' capital and to partially guarantee the institutions' performance under their capital restoration plans. Tier I capital includes stockholders' equity, qualifying perpetual preferred stock and minority interests in equity accounts of consolidated subsidiaries, but excludes goodwill and most other intangible assets and excludes the allowance for loan and lease losses. Tier 2 capital includes the excess of any preferred stock not included in Tier 1 capital, mandatory convertible securities, hybrid capital instruments, subordinated debt and intermediate-term preferred stock and general reserves for loan and lease losses up to 1.25% of risk-weighted assets. Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to certain restrictions on its business.

         FDICIA was enacted in large measure to improve the supervision and examination of insured depository institutions in an effort to reduce the number of bank failures and the resulting demands on the deposit insurance system. Under FDICIA, regulators must take prompt corrective action against depository institutions that do not meet minimum capital requirements. FDICIA and the related regulations establish five capital categories as shown in the following table:

                                                    TOTAL RISK-        TIER
                  CLASSIFICATION                    BASED CAPITAL      BASED

         Well Capitalized (1)                          10%                6%
         Adequately Capitalized (1)                     8%                4%(2)
         Undercapitalized (3)                          <8%               <4%
         Significantly Undercapitalized (3)            <6%               <3%
         Critically Undercapitalized (3)                 -                 -

         (1)  An institution must meet all three minimums.
         (2) 3% for composite I-rated institutions, subject to appropriate federal banking agency guidelines.
         (3) An institution is classified as "undercapitalized" if it is below the specified capital level for any of the three capital measures.

A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives a less than satisfactory examination rating in any one of four categories. As a depository institution moves downward through the capitalization categories, the degree of regulatory scrutiny will increase and the permitted activities of the institution will decrease. Action may be taken by a depository institution's primary federal regulator against an institution that falls into one of the three "undercapitalized" categories, including the requirement of filing a capital plan with the institution's primary federal regulator, prohibition on the payment of dividends and management fees, restrictions on executive compensation, and increased supervisory monitoring. Other restrictions may be imposed on the institution either by its primary federal regulator or by the FDIC, including requirements to raise additional capital, sell assets, or sell the institution.

         FDICIA also requires that all depository institutions with assets in excess of $150 million prepare and submit to the FDIC and appropriate federal and state banking regulators audited annual financial statements. The FDIC has provided by regulation that these provisions of the FDICIA do not apply to depository institutions with assets of less than $500 million. These institutions must file reports containing a statement by management of its responsibilities and by the depository institution's independent public accountant attesting to the accuracy of management's annual assessment of its financial reporting, internal controls and regulatory compliance. The institution also must establish an audit committee composed of members of the board of directors who are independent of management. An enactment of the FDICIA also has resulted in the promulgation of regulations by regulatory agencies which will tend to restrict to some degree the real estate lending practices of financial institutions.

         The Federal Reserve also has implemented a Leverage ratio, which is Tier I capital as a percentage of average total assets less intangible assets, to be used as a supplement to the risk-based guidelines. The principal objective of the Leverage ratio is to place a constraint on the maximum degree to which a bank holding company may leverage its equity capital base. The Federal Reserve has established a minimum 3% Leverage ratio of Tier I capital to total assets for the most highly rated bank holding companies and insured banks. All other bank holding companies and insured banks will be required to maintain a Leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points. The tangible Tier I Leverage ratio is the ratio of a banking organization's Tier I capital, less all intangibles, to total assets, less all intangibles. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION - Liquidity and Capital Resources."

         In addition to the capital standards imposed by federal banking regulators, the Georgia Banking Department has the authority to impose a primary capital ratio as a condition to the approval of bank's charter or acquisition. This standard, which may exceed the FDIC capital standards, is calculated as the ratio of total equity to total assets, each as adjusted for unrealized gains and losses on securities and allowance for loan losses. This heightened requirement may be imposed at any time. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION -Liquidity and Capital Resources."

         As of the date of this prospectus, the Company is considered to be adequately capitalized and the Bank is considered to be well-capitalized according to the total risk-based regulatory capital requirement. Since we intend to use a portion of the net proceeds of this offering to make capital contributions to the Bank, we believe the Bank will remain "well-capitalized" for the foreseeable future. However, rapid growth, poor loan portfolio performance or poor earnings performance, or a combination of these factors, could change our capital position in a short period of time, making an additional capital infusion necessary. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS-Liquidity and Capital Resources."

Federal Deposit Insurance Premiums and Assessments

         The deposits of the Bank currently are insured to a maximum of $100,000 per depositor, subject to aggregation rules. The FDIC establishes rates for the payment of premiums by federally insured banks and thrifts for deposit insurance. Since 1993, insured depository institutions like the Bank have paid for deposit insurance under a risk-based premium system. Insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC.

Other Applicable Regulations

         The Riegle Community Development and Regulatory Improvement Act of 1994 (or RCDRIA) promotes economic revitalization and development to "investment areas." It established a Development Financial Institutions Fund to achieve these objectives. The fund is authorized to provide financial assistance through a variety of mechanisms, including equity investments, grants, loans, credit union shares and deposits. The amount of assistance any development financial institution and its subsidiaries and affiliates may receive is generally limited to $5 million. A qualifying institution may receive an additional $3.75 million for the purpose of serving an investment area in another state.

         The Act provides certain regulatory relief, requiring each federal agency to streamline and modify its regulations and policies, remove inconsistencies and eliminate outmoded and duplicative requirements. The Act directs the federal agencies to coordinate examinations among affiliate banks, coordinate examinations with other federal banking agencies, and work to coordinate with state banking agencies. The federal banking agencies also are directed to work jointly in developing a system for banks and savings associations to file reports and statements electronically and to adopt a single form for filing core information in reports and statements.

         The federal Interstate Banking Act permits, among other things, bank holding companies to acquire banks in any state. It also permits bank holding companies to establish new branches across state lines if the individual states into which a potential entrant proposes to branch specifically pass legislation to "opt-in." Under the Interstate Banking Act, a bank could merge, beginning on June 1, 1997, with a bank in another state if the transaction did not involve a bank in a home state which had enacted a law after the date of enactment of the Interstate Banking Act and before June 1, 1997 that applied equally to all out-of-state banks and expressly prohibited interstate merger transactions. States also were allowed to permit merger transactions before June 1, 1997. Georgia elected to allow merger transactions beginning June 1, 1997. The Interstate Banking Act authorizes interstate mergers involving the acquisition of a branch of a bank without the acquisition of the bank only as state law permits an out-of-state bank to acquire a branch without acquiring the bank. Georgia has not authorized these transactions. State minimum age laws for banks to be acquired will be preserved unless state law provides for a minimum age period of more than five years. After consummation of any interstate merger transaction, a resulting bank may establish or operate additional branches at any location where any bank involved in the transaction could have established or operated a branch under applicable federal or state law.

         The Board of Governors of the Federal Reserve System is authorized to approve the acquisition by a well capitalized and adequately managed bank holding company of a bank that is located in another state without regard to whether the acquisition is prohibited under the laws of any state. Again, state minimum age laws for banks to be acquired will be preserved unless the state law provides for a minimum age period of more than five years. The Federal Reserve may not approve an interstate acquisition which would result in the acquiror's controlling more than 10% of the total amount of deposits of insured depository institutions in the United States with 30% or more of the deposits in the home state of the target bank. A state may waive the 30% limit based on criteria that does not discriminate against out of state institutions. The limitations do not apply to the initial entry into a state by a bank holding company unless the state has a deposit concentration cap that applies on a nondiscriminatory basis to in-state or out-of-state bank holding companies making an initial acquisition. Anti-trust laws are not affected by the Interstate Banking Act.

         The Interstate Banking Act now provides that banks may establish branches across state lines upon approval of the appropriate federal regulator if the state "opts-in" by enacting legislation that expressly permits interstate branching. The establishment of the initial branch in a host state which permits de novo interstate branching is subject to the same requirements which apply to the initial acquisition of a bank in a host state, other than the deposit concentration limits, since the bank would not control any deposits in the host state at the time of entry. Once a new branch has been established, the bank may establish and acquire additional branches at any location in the host state in the same manner as any bank in the host state could have established or acquired additional branches under applicable federal or state law.

         In 1994, the Georgia General Assembly adopted the Georgia Interstate Banking Act. The act permits bank holding companies located in any state outside of Georgia to acquire Georgia banks, or to acquire bank holding companies owning Georgia banks. The board of directors of a Georgia bank or bank holding company may adopt a resolution to exempt its bank or bank holding company from acquisition under this act.

         The Georgia General Assembly also has enacted the Georgia Intrastate Banking Act altering the public policy of the state regarding intrastate branch banking. The act allows a bank to establish de novo branch banks on a limited basis beginning July 1, 1996. After June30, 1998, any Georgia bank is permitted, subject to certain restrictions, to establish new or additional branch banks in counties in Georgia in which the bank is not currently operating.

         The Community Reinvestment Act (or CRA) requires that, in connection with examinations of financial institutions within their respective jurisdictions, the Federal Reserve, the FDIC or any other appropriate federal agency, shall evaluate the record of each financial institution in meeting the credit needs of low and moderate income customers. These factors also are considered in evaluating mergers, acquisitions and applications to open a branch or facility. Failure to adequately meet these criteria could pose additional requirements and limitations on the bank. We were examined for CRA compliance in August 1999 and received a CRA rating of "outstanding."

         Congress and various federal agencies (including, in addition to the bank regulatory agencies, the Housing and Urban Development Agency, the Federal Trade Commission and the Department of Justice) (collectively called the Federal Agencies) responsible for implementing the nation's fair lending laws have been increasingly concerned that prospective home buyers and other borrowers are experiencing discrimination in their efforts to obtain loans. In recent years, the Department of Justice has filed suit against financial institutions, which it determined had discriminated, seeking fines and restitution for borrowers who allegedly suffered from discriminatory practices. Most, if not all, of these suits have been settled (some for substantial sums) without a full adjudication on the merits.

         From time to time, various bills are introduced in the United States Congress with respect to the regulation of financial institutions. Some of these proposals, if adopted, could change significantly the regulation of banks and the financial services industry. We cannot predict whether any of these proposals will be adopted or, if adopted, what effect these proposals would have.

         Our earnings are affected by domestic economic conditions and the monetary and fiscal policies of the United States government and its agencies. The Federal Reserve's monetary policies have had, and are likely to continue to have, an important impact on the operating results of commercial banks through its power to implement national monetary policy in order to curb inflation or combat a recession. The monetary policies of the Federal Reserve have major effects upon the levels of bank loans, investments and deposits through its open market operations in United States government securities and through its regulation of the discount rate on borrowings of member banks and the reserve requirements against member bank deposits. It is not possible to predict the nature or impact of future changes in monetary and fiscal policies.

                                   MANAGEMENT

     The following paragraphs set forth for each director, principal officer and significant employee of the Company:

          o    the name of each director of the Company
          o    the year he was first elected a director
          o a description of his position and offices with the Company (other than as a director), if any
          o a brief description of his principal occupation and business experience during at least the last five years

The paragraphs may provide certain other information about each director, principal officer and significant employee of the Company as appropriate.

Each Director of the Company also serves as a director of the Bank and the other Subsidiaries. Except as otherwise disclosed, there are no family relationships between any directors or executive officers of the Company, and no director is a member of the board of directors of a publicly held company which is required to file reports with the Securities and Exchange Commission. A director of the Company is elected by a majority of votes cast at an annual meeting of the shareholders, and serve until the next annual meeting of shareholders and until a successor is duly elected and qualified.

Directors

     Ralph Millard Bowen, born April 6, 1942, is the owner of Bowen & Bowen Construction. He is a member of the Board of Directors of the Georgia Housing Financial Authority and the Georgia Department of Community Affairs. He is a principal of several real estate related business entities. He attended the University of Georgia and Reinhardt College. Mr. Bowen has served as a director of the Company and the Bank since their inception.

     Marcus Calvin Byrd, Jr., born June 1, 1953, is owner of Byrd's Mini-Storage and Byrd's U-Haul. He is a member of the Executive Board of the Boy Scouts of America. Mr. Byrd has served as a director of the Company and the Bank since their inception.

     Glennon C. Grogan, born July 20, 1939, is President of Grogan & Co., Inc. (25% owner) engaged in commercial sanitation services and sawdust sales. He is the Secretary/Treasurer of Etowah Environment Group, LLC (20% owner) involved in waste management . He is a principal of several real estate ventures. Mr. Grogan has served as a director of the Company and the Bank since their inception. Mr. Grogan's brother, James H. Grogan, also serves as a director of the Company and the Bank.

     James H. Grogan, born July 14, 1943, is Corporate Secretary/Treasurer of Grogan & Co., Inc. (50% owner) engaged in commercial sanitation services and sawdust sales. He is the President of Etowah Environmental Group, Inc. (50% owner) engaged in waste management. He is a principal of several real estate ventures. Mr. Grogan has served as a director of the Company and the Bank since their inception. Mr. Grogan's brother, Glennon C. Grogan, is also a director of the Company and the Bank.

     Andrew M. ("Jack") Head, born May 22, 1953, is Chairman and Chief Executive Officer of Head Distributing Company (wholesale groceries) and is involved as an owner or director or both in the wholesale lumber and restaurant franchise businesses. He is a graduate of the University of Georgia. Mr. Head has served as a director of the Company and the Bank since their inception.

     John Philip Hester, Sr., born January 23, 1953, is the President and Chief Executive Officer of the Company and the Bank. He also serves as a member of the Board of Directors of the Company and the Bank. He served as President, Chief Executive Officer, and Director of the Waycross Company & Trust from 1987 to 1990 and has been engaged in the Banking business in various capacities since 1975. He was President, Chief Executive Officer, and Director of the First Community Company of Dawsonville until his resignation to participate in organization of the Company. He is a graduate of the University of Georgia and has completed courses at the School of Banking of the South (Louisiana State University) and the University of Oklahoma Commercial Lending School. Mr. Hester has served as a director of the Company and the Bank since their inception.

     Bruce Todd Howard, born March 17, 1967, is President BTH Investment and he is the President and co-owner of Coal Mountain Builders Supply. He is a member of the Forsyth Homebuilders Association. Mr. Howard has served as a director of the Company and the Bank since their inception.

     David E. Johnson, born May 9, 1942, is President and owner of Sleeveco, Inc. (manufacturer of plastic packaging materials), which was a finalist in "Georgia Family Business of the Year 2002." Mr. Johnson has served as a director of the Company and the Bank since their inception. Mr. Johnson was the 2001 Businessman of the year for Dawson County.

     William Alan McRae, born July 22, 1952, is an owner of McRae & Stolz, Inc., a real estate development firm. He received his undergraduate degree from the University of Georgia and a masters degree from the University of Tennessee. Mr. McRae has served as a director of the Company and the Bank since their inception.

     Kim M. Mills, born February 11, 1962, is the principal of Mills Fuel Service, Inc. He is a member of the Dawson County Rotary Club. Mr. Mills has served as a director since December 1998.

     James Wyman Walden, born January 6, 1948, is co-owner of C&W Ace Hardware, Inc. He is a member of the Board of Directors of the Dahlonega Rotary Club and he was the 1996 Chairman of the Dahlonega Lumpkin County Chamber of Commerce. Mr. Walden has served as a director of the Company and the Bank since their inception.

     Russell M. Wallace, born June 3, 1954, is a founding partner of The Wallace Investment Group, LLC, Tri-Vista Development Group, LLC, and Wallace Landscape Group, LLC. He is past President of Country Cupboard Food Stores, Inc. He is a member of the Dahlonega Baptist Church, Dawson County Historical Society, Dawson County Council of the Arts and serves on the Board of Directors of Georgia Racing Hall of Fame. He attended the University of Georgia. Mr. Wallace has served as a director of the Company and the Bank since their inception.

     During the previous five years, no Director of the Company was the subject of a legal proceeding (as defined below) that is material to an evaluation of the ability or integrity of the Director. "Legal proceeding" Includes:

          o any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of bankruptcy or within two years prior to that time;
          o any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
          o any order, judgment or decree of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

          o any finding by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, such judgment having not been reversed, suspended or vacated.

Executive Officers

     John Philip Hester, Sr., (see paragraph in preceding section regarding directors). Mr. Hester has served as the President and Chief Executive Officer of the Company, the Bank and the other Subsidiaries since their inception.

     James M. Curry, born November 2, 1962, serves as Executive Vice-President of the Bank. Mr. Curry previously was employed by SunTrust Bank, N.A. from 1985 until joining the Bank in December 2001. He attended the University of Georgia and has completed courses at the School of Banking of the South (Louisiana State University).

     Deborah F. McLeod, born July 23, 1959, serves as Senior Vice-President and Chief Financial Officer of the Company and the Bank. Ms. McLeod previously was employed by Citizens Bank of Forsyth, from December 17, 2001 until joining the Company in June 2002. Prior to that time, Ms. McLeod was employed by B B & T following its acquisition of Century South since August 1990. She graduated from North Georgia College in 1990.

     During the previous five years, no Executive Officer of the Company or the Bank was the subject of a legal proceeding (as defined above) that is material to an evaluation of the ability or integrity of the Executive Officer.

Compliance with Section 16(a) of the Exchange Act

     Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, furnished to the Company pursuant to Rule 16a-3(d) during the year ended December 31, 2001, no person, who at any time during the year was a director, executive officer or beneficial owner of more than 10% of any class of equity securities of the Company, failed to file on a timely basis reports required by
Section 16(a) of the Exchange Act.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the cash and cash equivalent forms of compensation received by the chief executive officer of the Company and its named executive officers (in excess of $100,000) in the fiscal year ended December 31, 2001, and all cash and cash equivalent forms of compensation received by the chief executive officer and all named executive officers of the Company as a group.

                           SUMMARY COMPENSATION TABLE


                                                                                           LONG-TERM COMPENSATION

                                                                                           AWARDS  PAYOUTS
(a)                        (b)     (c)       (d)      (e)            (f)          (g)      (h)     (i)

NAME AND                                               OTHER ANNUAL   RESTRICTED   OPTION   LTIP      OTHER
PRINCIPAL POSITION         YEAR     SALARY     BONUS   COMPENSATION   STOCK AWARDS  SARs   PAYOUTS COMPENSATION
J. Philip Hester, Sr.      2001    $ 143,325 $ 5,972         -              -      42,000     -    $ 25,802(1)
CEO, President,            2000    $ 136,500 $ 5,688         -              -       8,000     -    $ 61,633(2)
Director                   1999    $ 123,971 $ 5,417         -              -       8,000     -    $ 58,264(3)

James M. Curry(4)          2001    $     -   $    -          -              -         -       -        -
Executive Vice President   2000    $     -   $    -          -              -         -       -        -
                           1999    $     -   $    -          -              -         -       -        -

-------------------------

(1) The Company has accrued a deferred compensation expense under the defined contribution plan totaling $10,740, a bonus totaling $7,500, and an automobile allowance totaling $2,938 and contributed to its 401(k) plan for eligible employees $4,624 for Mr. Hester during the fiscal year ended December 31, 2001.

(2) The Company has accrued a bonus totaling $54,600 and an automobile allowance totaling $2,938 and contributed to its 401(k) plan for eligible employees $4,095 for Mr. Hester during the fiscal year ended December 31, 2000.

(3) The Bank has accrued a bonus totaling $51,755 and an automobile allowance totaling $2,838, and contributed to its 401(k) plan for eligible employees $4,095 for Mr. Hester during the fiscal year ended December 31, 1999.

(4)      Mr. Curry was hired by the Bank effective December 31, 2001.

     The following table sets forth the individual grants of stock options made during the last fiscal year to each named executive officer.

                               OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                         NUMBER OF               PERCENT OF TOTAL
                         SECURITIES UNDERLYING   OPTIONS/SARs GRANTED                      EXPIRATION
NAME                     OPTIONS/SARs GRANTED    IN FISCAL YEAR          EXERCISE PRICE    DATE

J. Philip Hester, Sr.    42,000                  18.92%                  $ 8.00            9/17/11

                        [PAGE INTENTIONALLY LEFT BLANK]

Compensation of Directors

         The Company and the Bank pay each director $300 for each Board of Directors meeting attended. Members of the various committees are also paid $50 each month for their service on the committee (except for the members of the Loan Committee who are each paid $150 each month for their service). The directors are also entitled to participate in the 2000 Non-Employee Stock Option Plan approved by our shareholders at our last annual meeting. Directors may also be reimbursed from time to time for expenses related to service as a member of the Board of Directors.

         The directors are also entitled to participate in the 2000 Non-Employee Stock Option Plan approved by our shareholders at our last annual meeting. The Non-Employee Plan was adopted by the Board of Directors of the Company at its meeting on October 17, 2000 and became effective when approved by the affirmative vote of a majority of the shares of the common stock represented at the Annual Meeting of Shareholders on April 17, 2001. The Non-Employee Plan terminates automatically 10 years after its adoption by the Board of Directors and may be terminated on any earlier date at the discretion of the Board of Directors. The Company has authorized and reserved for issuance upon the exercise of options pursuant to the Non-Employee Plan an aggregate of 200,000 shares of common stock. If any option is canceled, expires or terminates without the respective director exercising it in full, options with respect to those unpurchased shares of common stock may be granted to that same director or to another eligible individual or individuals under the terms of this Non-Employee Plan.

         Each director (other than Mr. Hester, an employee of the Company and the Bank) was granted an option to acquire 15,000 shares of our common stock in the year ended December 31, 2001. The options are granted at an exercise price of $8.00 per share and can be exercised at any time prior to October 17, 2010. No director has as yet exercised his option. In addition, each director will be granted as of the first business day of each calendar year beginning January 1, 2002 an option to purchase an additional 1,000 shares of our common stock at an exercise price of no less than the average market price of the common stock on the date of the grant and exercisable within 10 years from the date of the grant.

Employment Contracts, Termination Of Employment And Change-In-Control
Arrangements

         J. Philip Hester, Sr., President and Chief Executive Officer, as well as a Director, of the Company and the Bank, entered into an Amended and Restated Employment Agreement with the Bank effective September 17, 2001 for a term ending December 31, 2004, with automatic renewals of one year each absent termination for death, disability, cause, termination without cause or voluntary resignation. Mr. Hester's base salary from the effective date is $143,325, increasing 5% annually beginning January 1, 2002. In addition to the base salary, Mr. Hester will receive a performance bonus not to exceed 40% of his base salary (i) through the end of the current year based upon the Bank's CAMEL rating and the evaluation by the Board of Directors of the Bank's "current" condition at the end of each calendar year and (ii) beginning January 1, 2002 based upon a criteria established by the Compensation Committee of the Board of Directors during the last calendar quarter of each fiscal year for the subsequent year. Mr. Hester will receive a bonus for any fiscal year in which the Bank receives a CAMEL 3, 4 or 5 rating at the most recent examination only if the Bank receives a CAMEL 1 or 2 rating at the first examination in the next calendar year. Mr. Hester is also entitled to certain benefits, including an automobile allowance, a $1 million term life insurance policy, annual paid vacation, healthcare insurance and disability insurance.

         Mr. Hester was granted an option to purchase 42,000 shares of the common stock of the Company. The exercise price of the options is $8 per share, the fair market value per share of the Company's common stock at the time the options were granted, payable in cash. The option expires ten years after the date earned. As of December 31, 2001, Mr. Hester had already earned options to acquire up to 16,000 shares of the common stock under his original employment agreement after giving effect to the two-for-one stock split in October 2000. A liability and an expense of $33,760 was recorded for the year ended December 31, 2001 to reflect the difference between the grant price of the options and the fair value of the Company's common stock. These options have a weighted-average exercise price of $4.89 and expire in ten years. The weighted-average fair value of the options earned was $7.00.

         The Amended and Restated Employment Agreement contains a provision for a change in control of the Company or the Bank. In such event, Mr. Hester will be entitled to receive his base salary for the remainder of the term but not less than 18 months. There is a change in control for purposes of the agreement if either any person or group acting in concert acquire 50% or more of the outstanding shares of common stock of the Company or the Company sells substantially all of its assets.

         James M. Curry, Executive Vice President of the Bank, entered into an Employment Agreement with the Bank effective December 31, 2001 for a term ending December 31, 2004, with automatic renewals of one year each absent termination for death, disability, cause, termination without cause or voluntary resignation. Mr. Curry's base salary from the effective date is $100,000, increasing 5% annually beginning January 1, 2002. In addition to the base salary, Mr. Curry will receive a performance bonus not to exceed 20% of his base salary based upon a criteria established by the Compensation Committee of the Board of Directors during the last calendar quarter of each fiscal year for the subsequent year. Mr. Curry will receive a bonus for any fiscal year in which the Bank receives a CAMEL 3, 4 or 5 rating at the most recent examination only if the Bank receives a CAMEL 1 or 2 rating at the first examination in the next calendar year. Mr. Curry is also entitled to certain benefits, including an automobile allowance, a $500,000 term life insurance policy, annual paid vacation, healthcare insurance and disability insurance.

         Mr. Curry was granted an option to purchase 15,000 shares of the common stock of the Company as of January 1, 2002. The exercise price of the options is $10 per share, the fair market value per share of the Company's common stock at the time the options were granted, payable in cash. The option expires ten years after the date earned. The options vest one-third on January 1, 2003, two-thirds on January 1, 2004 and fully on January 1, 2005.

         Deborah F. McLeod, Senior Vice President and Chief Financial Officer of the Company and the Bank, entered into an Employment Agreement with the Company effective June 30, 2002 for a term ending December 31, 2004, with automatic renewals of one year each absent termination for death, disability, cause, termination without cause or voluntary resignation. Ms. McLeod's base salary from the effective date is $100,000, increasing 5% annually beginning January 1, 2003. In addition to the base salary, Ms. McLeod will receive a performance bonus not to exceed 20% of her base salary based upon a criteria established by the Compensation Committee of the Board of Directors during the last calendar quarter of each fiscal year for the subsequent year. Ms. McLeod will receive a bonus for any fiscal year in which the Bank receives a CAMEL 3, 4 or 5 rating at the most recent examination only if the Bank receives a CAMEL 1 or 2 rating at the first examination in the next calendar year. Ms. McLeod is also entitled to certain benefits, including an automobile allowance, a $500,000 term life insurance policy, annual paid vacation, healthcare insurance and disability insurance.

         Ms. McLeod was granted an option to purchase 10,000 shares of the common stock of the Company. The exercise price of the options is $10 per share, the fair market value per share of the Company's common stock at the time the options were granted, payable in cash. The option expires ten years after the date earned. The options vest one-third on June 30, 2003, two-thirds on June 30, 2004 and fully on June 30, 2005.

                              CERTAIN TRANSACTIONS

         The Bank has had and expects to have in the future banking transactions in the ordinary course of its business with its directors, executive officers, principal shareholders, certain relatives of such persons, and their associates including corporations, partnerships, and other organizations in which such directors and officers have an interest, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties. Such transactions have not involved more than the normal risk of collectibility or presented other unfavorable features. As of December 31, 2001, the Company had outstanding loans to certain of its directors, executive officers and certain relatives of such persons and their associates, which aggregated approximately $6,165,000. This represented approximately 47% of the Company's $13,183,000 equity capital accounts. The Company has not transacted within the previous two years, nor does it expect to transact in the immediate future, any business with any director, principal officer, or principal shareholder which exceeds 10% of the Company's equity capital accounts or $5 million, whichever is less.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership as of June 30, 2002, of shares of our common stock by the following persons:

          o each person known by us to be the beneficial owner of more than five percent of our outstanding common stock
          o    each of our directors and named executive officers
          o all our directors and executive officers as a group, and the percentage of the outstanding shares of common stock represented thereby

Except as noted below, we believe that each of the persons listed has sole investment and voting power with respect to the shares included in the table.


Name and Address                Amount and Nature of      Percent of Class
of Beneficial Owner             Beneficial Ownership
-------------------             --------------------      ----------------
Ralph Millard Bowen                   126,196(5)                4.43%
430 Fairmont Drive
Norcross, Georgia  33071

Marcus C. Byrd, Jr.                   132,922(6)                4.66%
1661 Highway 9 South
Dawsonville, Georgia  30534
---------------------------

(5) Includes 15,000 shares available upon exercise of his options but excludes 20,000 shares owned by Mr. Bowen's spouse, 3,000 shares owned each by Mr. Bowen's two daughters, and 2,000 shares owned each by Mr. Bowen's three sons and another daughter, for which he disclaims beneficial ownership

(6) Includes 15,000 shares available upon exercise of his options and 20,000 shares held in trust by Mr. Byrd in his individual retirement account and 7,092 shares held by an affiliate, Byrd Howard Properties. The figure excludes 2,000 shares owned by Mr. Byrd's spouse, and 2,200 shares owned each by his son and daughter, for which he disclaims beneficial ownership.

Name and Address                Amount and Nature of      Percent of Class
of Beneficial Owner             Beneficial Ownership
-------------------             --------------------      ----------------
Glennon C. Grogan                      76,126(7)                2.67%
6060 Jewell Bennett Road
Dawsonville, Georgia  30534

James H. Grogan                        76,206(8)                2.67%
4215 Dahlonega Highway
Cumming, Georgia  30130

Andrew M. Head                        116,446(9)                4.09%
5270 Woodridge Forest Trail
Atlanta, Georgia  30327

J. Philip Hester, Sr.                  62,763(10)               2.20%
32 Lakeshore Circle
Dawsonville, Georgia  30534

Bruce T. Howard                         72,092(11)              2.53%
4975 Bagley Terrace Drive
Alpharetta, Georgia  30201

David E. Johnson                       134,446(12)              4.72%
6775 Polo Drive
Cumming, Georgia  30130

William A. McRae                        98,946(13)              3.47%
499 Johnson Ferry Road
Atlanta, Georgia  30328

Kim Mills                               36,446(14)              1.28%
5015 Oak Grove Circle
Cumming, Georgia 30041
----------------------

(7) Includes 15,000 shares available upon exercise of his options but excludes 2,000 shares owned jointly by Mr. Grogan's spouse and son, and 2,000 shares owned jointly by Mr. Grogan's spouse and daughter, for which he disclaims beneficial ownership.

(8) Includes 15,000 shares available upon exercise of his options but excludes 3,000 shares owned by Mr. Grogan's spouse for which Mr. Grogan disclaims beneficial ownership.

(9) Includes 15,000 shares available upon exercise of his options but excludes 2,000 shares owned by Mr. Head's spouse, 200 shares owned by his son and 200 shares owned each by his two daughters, for which Mr. Head disclaims beneficial ownership.

(10) Includes 30,000 shares available upon exercise of his options as well as 29,870 shares held in an individual retirement account for his benefit, and 2,063 shares owned jointly with his spouse.

(11) Includes 15,000 shares available upon exercise of his options as well as 7,092 shares held by an affiliate, Byrd Howard Properties.

(12)     Includes 15,000 shares available upon exercise of his options.

(13) Includes 15,000 shares available upon exercise of his options as well as 5,000 shares held in the McRae and Stolz Money Purchase Pension Plan.

(14) Includes 15,000 shares available upon exercise of his options but excludes 1,000 shares owned each by Mr. Mills' two daughters, for which Mr. Mills disclaims beneficial ownership.

Name and Address                Amount and Nature of      Percent of Class
of Beneficial Owner             Beneficial Ownership
-------------------
James W. Walden                         86,196(15)              3.02%
262 Jack Walker Road
Dahlonega, Georgia  30533

Russell M. Wallace                     152,196(16)              5.34%
77 Old River Road
Dahlonega, Georgia  30533

All executives officers
and directors as a group             1,170,981                 41.09%


To the knowledge of the Company, no other persons own more than 5% of the common stock. Each of the persons listed in the above table has the right to acquire beneficial ownership of shares of the Company as provided in each footnote within sixty days of December 31, 2001, such shares included in his beneficial ownership pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934.


                          DESCRIPTION OF CAPITAL STOCK

         The Company is authorized by its Articles of Incorporation to issue 20,000,000 shares of common stock, 10,000,000 of which is voting shares and 10,000,000 of which is non-voting shares. As of the date of this prospectus, the Company has 2,850,000 shares of common stock issued and outstanding.

         All shares of common stock are entitled to share equally in dividends from funds legally available when, as and if declared by the Board of Directors of the Company, and upon liquidation or dissolution of the Company to share equally in the assets of the Company available for distribution to shareholders. Each holder of common stock issued and outstanding is entitled to one vote for each share on all matters submitted to the shareholders. None of the non-voting common stock is issued or outstanding.

         There is no cumulative voting, redemption right, sinking fund provision, or right of conversion in existence with respect to the common stock. The Company's Articles of Incorporation do not provide for preemptive rights to acquire additional shares of common stock when issued. All of the outstanding shares of common stock are, upon payment therefor, fully paid and non-assessable.


                                  LEGAL MATTERS

     Schreeder, Wheeler & Flint, LLP, counsel to Chestatee Bancshares, Inc., will pass upon the validity of the common stock offered under this prospectus.


                                     EXPERTS

         The consolidated financial statements of Chestatee Bancshares, Inc. at December 31, 2001 and 2000, and for each of the years in the period ended December 31, 2001, appearing in this prospectus and registration statement have been audited by Mauldin & Jenkins, LLC, independent auditors, and are included in reliance upon such reports given upon the authority of this firm as experts in accounting and auditing.
---------------------------

(15) Includes 15,000 shares available upon exercise of his options but excludes 200 shares owned by Mr. Walden's daughter for which he disclaims beneficial ownership.

(16) Includes 15,000 shares available upon exercise of his options as well as 4,000 shares held in trust by Mr. Wallace in his individual retirement account. The figure excludes 3,200 shares held by Mr. Wallace's spouse, 2,000 shares owned by Mr. Wallace's daughter and 2,000 shares owned by Mr. Wallace's son for which Mr. Wallace disclaims beneficial ownership.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission a registration statement on Form SB-2 that relates to the offering of common stock. This prospectus is only part of the registration statement. It does not contain all of the information in the registration statement. The rules and regulations of the Securities and Exchange Commission permit us to omit certain portions of the registration statement from the prospectus. For more information regarding the Company, you should refer to the registration statement, including the exhibits.

         This prospectus contains a description of all the material terms and features of all material contracts, reports or exhibits to the registration statement required to be disclosed. The descriptions of such documents are brief and are not necessarily complete. As a result, we urge you to refer to the copy of each material contract, report and exhibit attached to the registration statement for a more complete description of such document. Each statement in this prospectus is qualified in its entirety by reference to the complete document. You can examine and obtain copies of the registration statement at the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington D.C. 20549. You may obtain information on the operations of the Public Reference Section by calling the Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an internet worldwide website that contains registration statements and other information about issuers like us who file electronically with the securities and exchange commission. The address of this site is http://www.sec.gov. We also file periodic reports on Forms 10-KSB and 10-QSB, current reports on Form 8-K and our proxy materials with the Securities and Exchange Commission pursuant to the requirements of the Securities and exchange Act of 1934. These reports may be obtained from the Securities and Exchange Commission in the manner described above.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code provide for the indemnification of officers and directors against liability and expenses that may be incurred by them in the event of an action against them as a result of their service for us or on our behalf. The Company's Bylaws contain specific provisions with regard to indemnification of our directors and officers, in compliance with the general provisions of this statute. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act. We will be governed by the final adjudication of such issue.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                           CHESTATEE BANCSHARES, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED FINANCIAL REPORT
                                DECEMBER 31, 2001




                                TABLE OF CONTENTS


                                                                       Page

INDEPENDENT AUDITOR'S REPORT............................................F-1

FINANCIAL STATEMENTS

     Consolidated balance sheets........................................F-2
     Consolidated statements of operations..............................F-3
     Consolidated statements of comprehensive income (loss) ............F-4
     Consolidated statements of stockholders' equity....................F-5
     Consolidated statements of cash flows..............................F-6
     Notes to consolidated financial statements......................F-7-25

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Chestatee Bancshares, Inc.
Dawsonville, Georgia


     We have audited the accompanying consolidated balance sheets of Chestatee Bancshares, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Chestatee Bancshares, Inc. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


                                              /s/ MAULDIN & JENKINS, LLC






Atlanta, Georgia
February 21, 2002

                   CHESTATEE BANCSHARES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000

                                     Assets                                       2001            2000
                                     ------
                                                                              ------------   ------------
Cash and due from banks                                                       $  3,479,452   $  5,017,193
Interest-bearing deposits in banks                                               1,299,930         14,801
Federal funds sold                                                              15,318,000      2,730,000
Securities available-for-sale                                                      505,469      2,144,456
Securities held-to-maturity, fair value of $413,875
   and $1,390,057, respectively                                                    399,627      1,399,315
Restricted equity securities, at cost                                              642,500         95,600

Loans                                                                          112,745,782     67,066,299
Less allowance for loan losses                                                   1,252,461        736,898
                                                                              ------------   ------------
          Loans, net                                                           111,493,321     66,329,401

Premises and equipment                                                           5,058,963      3,631,474
Other assets                                                                     1,937,862      1,067,412
                                                                              ------------   ------------

          Total assets                                                        $140,135,124   $ 82,429,652
                                                                              ============   ============

                      Liabilities and Stockholders' Equity

Deposits
    Noninterest-bearing                                                       $ 11,367,999   $  7,547,972
    Interest-bearing                                                           102,253,672     64,630,121
                                                                              ------------   ------------
          Total deposits                                                       113,621,671     72,178,093
Other borrowings                                                                12,850,000         50,000
Other liabilities                                                                  480,472        616,423
                                                                              ------------   ------------
          Total liabilities                                                    126,952,143     72,844,516
                                                                              ------------   ------------

Commitments and contingencies

Stockholders' equity
    Common stock; no par value; 20,000,000 shares authorized;
        2,275,000 and 1,900,000 shares issued and outstanding, respectively     13,169,370      9,482,364
    Retained earnings                                                               10,220        103,907
    Accumulated other comprehensive income (loss)                                    3,391         (1,135)
                                                                              ------------   ------------
          Total stockholders' equity                                            13,182,981      9,585,136
                                                                              ------------   ------------

          Total liabilities and stockholders' equity                          $140,135,124   $ 82,429,652
                                                                              ============   ============


                See Notes to Consolidated Financial Statements.

                   CHESTATEE BANCSHARES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                     2001          2000
                                                                -----------    ----------
Interest income
    Loans                                                       $ 8,197,123   $ 5,701,920
    Taxable securities                                              128,632       215,785
    Federal funds sold                                              155,647       262,527
    Interest-bearing deposits in banks                               19,044            --
                                                                -----------    ----------
          Total interest income                                   8,500,446     6,180,232
                                                                -----------    ----------

Interest expense
    Deposits                                                      4,340,933     2,822,070
    Other borrowings                                                 19,735         2,355
                                                                -----------    ----------
          Total interest expense                                  4,360,668     2,824,425
                                                                -----------    ----------

          Net interest income                                     4,139,778     3,355,807
Provision for loan losses                                           568,279       347,200
                                                                -----------    ----------
          Net interest income after provision for loan losses     3,571,499     3,008,607
                                                                -----------    ----------

Other income
    Service charges on deposit accounts                             417,232       304,606
    Other operating income                                          148,013       127,148
                                                                -----------    ----------
          Total other income                                        565,245       431,754
                                                                -----------    ----------

Other expense
    Salaries and employee benefits                                2,032,709     1,376,752
    Equipment and occupancy expense                                 595,226       399,647
    Other operating expenses                                      1,685,438     1,104,152
                                                                -----------    ----------
          Total other expense                                     4,313,373     2,880,551
                                                                -----------    ----------

          Income (loss) before income tax (benefit)                (176,629)      559,810

Income tax expense (benefit)                                        (82,942)        9,850
                                                                -----------    ----------

          Net income (loss)                                     $   (93,687)   $  549,960
                                                                ===========    ==========

Basic and diluted earnings (losses) per share                   $     (0.05)   $     0.29
                                                                ===========    ==========


                See Notes to Consolidated Financial Statements.

                   CHESTATEE BANCSHARES, INC. AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                  2001       2000
                                                               ---------  ----------
Net income (loss)                                              $(93,687)  $ 549,960

Other comprehensive income:
     Unrealized holding gains on securities
       available-for-sale arising during period, net of
       tax (benefits) of $2,774 and $(696), respectively          4,526       8,084
                                                               --------    --------

Comprehensive income (loss)                                    $(89,161)   $558,044
                                                               ========    ========


                See Notes to Consolidated Financial Statements.

                   CHESTATEE BANCSHARES, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


                                                                                  Accumulated
                                         Common Stock            Retained            Other              Total
                                  -----------------------------
                                                   Amount        Earnings        Comprehensive      Stockholders'
                                  Shares          Paid In        (Deficit)       Income (Loss)          Equity
                                  ----------  -------------------------------  ------------------  -----------------

Balance, December 31, 1999          950,000   $     9,482,364  $    (446,053)  $          (9,219)  $      9,027,092
    Net income                            -                 -        549,960                   -            549,960
    Stock split                     950,000                 -              -                   -                  -
    Other comprehensive income            -                 -              -               8,084              8,084
                                  ----------  ---------------- --------------  ------------------  -----------------
Balance, December 31, 2000        1,900,000         9,482,364        103,907              (1,135)         9,585,136
    Net loss                              -                 -        (93,687)                  -            (93,687)
    Issuance of common stock        375,000         3,750,000              -                   -          3,750,000
    Stock issue costs                     -           (62,994)             -                   -            (62,994)
    Other comprehensive income            -                 -              -               4,526              4,526
                                  ----------  ---------------- --------------  ------------------  -----------------
Balance, December 31, 2001        2,275,000   $    13,169,370  $      10,220   $           3,391   $     13,182,981
                                  ==========  ================ ==============  ==================  =================


                See Notes to Consolidated Financial Statements.

                   CHESTATEE BANCSHARES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                       2001          2000
                                                                -------------   ------------
OPERATING ACTIVITIES
    Net income (loss)                                           $    (93,687)   $    549,960
    Adjustments to reconcile net income (loss) to net cash
        provided by operating activities:
        Depreciation                                                 251,826         167,190
        Deferred taxes                                               (91,107)       (223,784)
        Provision for loan losses                                    568,279         347,200
        Loss on sale of other real estate owned                           --           4,538
        Increase in interest receivable                              (90,146)       (403,594)
        Increase (decrease) in interest payable                      (11,345)        227,265
        Net other operating activities                              (297,423)        196,606
                                                                ------------    ------------
          Net cash provided by operating activities                  236,397         865,381
                                                                ------------    ------------

INVESTING ACTIVITIES
    Increase in interest-bearing deposits in banks                (1,285,129)         (7,970)
    Purchase of securities available-for-sale                     (1,500,000)     (2,828,205)
    Proceeds from maturities of securities available-for-sale      3,146,287       1,181,918
    Proceeds from maturities of securities held-to-maturity          999,688       1,506,604
    Purchase of restricted equity securities                        (546,900)             --
    Net increase in federal funds sold                           (12,588,000)       (310,000)
    Net increase in loans                                        (45,724,347)    (27,477,786)
    Purchase of premises and equipment                            (1,679,315)       (829,108)
    Purchase of life insurance policies                             (590,000)             --
    Proceeds from sale of other real estate owned                         --         246,788
                                                                ------------    ------------
              Net cash used in investing activities              (59,767,716)    (28,517,759)
                                                                ------------    ------------

FINANCING ACTIVITIES
    Net increase in deposits                                      41,443,578      30,362,114
    Net proceeds from other borrowings                            12,800,000          50,000
    Proceeds from sale of common stock                             3,750,000              --
                                                                ------------    ------------
              Net cash provided by financing activities           57,993,578      30,412,114
                                                                ------------    ------------

Net increase (decrease) in cash and due from banks                (1,537,741)      2,759,736

Cash and due from banks at beginning of year                       5,017,193       2,257,457
                                                                ------------    ------------
Cash and due from banks at end of year                          $  3,479,452    $  5,017,193
                                                                ============    ============

SUPPLEMENTAL DISCLOSURES Cash paid for:
        Interest                                                $  4,372,013    $  2,597,160

        Income taxes                                            $    288,394    $     47,254

NONCASH TRANSACTIONS
     Principal balance of loans transferred
         to other real estate owned                             $     82,148    $     46,362

     Financed sales of other real estate owned                  $     90,000    $         --

     Accrued stock issue costs                                  $     62,994              --

                See Notes to Consolidated Financial Statements.

                   CHESTATEE BANCSHARES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Nature of Business

         Chestatee Bancshares, Inc. (the "Company") is a bank holding company whose business is conducted by its wholly-owned subsidiaries, Chestatee State Bank (the "Bank"), Chestatee Residential Mortgage, Inc. ("CRM"), and Chestatee Financial Services, Inc. ("CFS") The Bank is a commercial bank located in Dawsonville, Dawson County, Georgia. The Bank provides a full range of banking services in its primary market area of Dawson County and the surrounding counties. CRM, which as a member in Guaranty Mortgage Services, LLC, a nonaffiliated company, provides residential mortgage lending and origination services to customers in the Bank's primary market area. CFS provides investment and financial services to customers in the Bank's primary market area. CRM and CFS commenced operations in 2001.

         Basis of Presentation

         The consolidated financial statements include the accounts of the Company and its subsidiaries. Significant intercompany transactions and balances are eliminated in consolidation.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of foreclosed real estate, and deferred taxes.

         Cash, Due From Bank and Cash Flows

         For purposes of reporting cash flows, cash and due from banks includes cash on hand, cash items in process of collection and amounts due from banks. Cash flows from loans, interest-bearing deposits in banks, federal funds sold, deposits and other borrowings are reported net.

         The Company maintains amounts due from banks which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Securities

         Debt securities that management has the positive intent and ability to hold to maturity are classified as held-to-maturity and recorded at amortized cost. Securities not classified as held-to-maturity, are classified as available-for-sale and recorded at fair value with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Restricted equity securities without a readily determinable fair value are recorded at cost.

         Interest and dividends, including amortization of premiums and accretion of discounts, are recognized in interest income. Gains and losses on the sale of securities are determined using the specific identification method. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses.
         Loans

         Loans are reported at their outstanding unpaid principal balances less unearned income and the allowance for loan losses. Interest income is accrued on the unpaid balance.

         Nonrefundable loan fees and costs for loans are deferred and recognized in income over the life of the loans.

         The accrual of interest on loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due, unless the loan is well-secured. All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. Interest income on nonaccrual loans is subsequently recognized only to the extent cash payments are received until the loan is returned to accrual status.

         The allowance for loan losses is established through a provision for loan losses charged to expense. Loans losses are charged against the allowance when management believes the collectibility of the principal is unlikely. Subsequent recoveries are credited to the allowance.

         The allowance is an amount that management believes will be adequate to absorb estimated losses in the loan portfolio. The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses, and may require the Company to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         A loan is considered impaired when it is probable the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Impaired loans are measured by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent. The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses.

         Premises and Equipment

         Land is carried at cost. Premises and equipment are carried at cost less accumulated depreciation. Depreciation is computed principally by straight-line methods over the estimated useful lives of the assets.
         Other Real Estate Owned

         Other real estate owned represents properties acquired through foreclosure. Other real estate owned is held for sale and is carried at the lower of cost or fair value less estimated costs of disposal. Any write-down to fair value at the time of transfer to other real estate owned is charged to the allowance for loan losses. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets. The Company had no other real estate owned at December 31, 2001 and 2000.

         Transfers of Financial Assets

         Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

         Income Taxes

         Deferred income tax assets and liabilities are determined using the balance sheet method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         Stock Options

         Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, encourages all entities to adopt a fair value based method of accounting for employee stock options, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to measure compensation cost for stock options using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, whereby compensation cost is the excess, if any, of the market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. The Company has elected to measure compensation cost in accordance with the accounting methodology in Opinion No. 25.

         Earnings (Losses) Per Share

         Basic earnings (losses) per share are computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding. Diluted earnings (losses) per share are computed by dividing net income (loss) by the sum of the weighted-average number of shares of common stock outstanding and potential common shares. Potential common shares consist of stock options.

         Comprehensive Income

         Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

NOTE 2.  SECURITIES

     The amortized cost and fair value of securities are summarized as follows:

                                                                       Gross           Gross
                                                    Amortized        Unrealized      Unrealized         Fair
                                                       Cost            Gains           Losses           Value
                                                  ------------    -------------   -------------    -------------
           Securities Available-for-Sale
               December 31, 2001:
               U.S. Government and
                  agency securities               $    500,000     $      5,469    $        -       $    505,469
                                                  =============    =============   =============    =============

               December 31, 2000:
               U.S. Government and
                 agency securities                $  2,146,287     $      1,798    $    (3,629)     $  2,144,456
                                                  =============    =============   =============    =============

                  Securities Held-to-Maturity
               December 31, 2001:
               U. S. Government and agency
                  securities                      $    399,627     $     14,248    $        -       $    413,875
                                                  =============    =============   =============    =============

               December 31, 2000:
               U. S. Government and agency
                  securities                      $  1,399,315     $        -      $    (9,258)     $  1,390,057
                                                  =============    =============   =============    =============

         Securities with a carrying value of $399,627 and $399,000 at December 31, 2001 and 2000 were pledged to secure public deposits and for other purposes required or permitted by law.

         The amortized cost and fair value of debt securities as of December 31, 2001 by contractual maturity are shown below.

                                                        Securities                       Securities
                                                    Available-for-Sale                Held-to-Maturity
                                             ------------------------------   ------------------------------
                                               Amortized           Fair        Amortized            Fair
                                                 Cost              Value          Cost              Value
                                             --------------   -------------   -------------    -------------

           Due from one to five years        $   500,000      $   505,469     $ 399,627        $   413,875
                                             ==============   =============   =============    =============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.  LOANS

         The composition of loans is summarized as follows:

                                                           December 31,
                                                --------------------------------
                                                     2001             2000
                                                --------------   ---------------
           Commercial and industrial            $  26,666,000    $  16,896,000
           Real estate - construction              20,880,000        7,707,000
           Real estate - mortgage                  51,703,000       33,542,000
           Consumer and other                      13,567,608        9,014,673
                                                --------------   ---------------
                                                  112,816,608       67,159,673
           Unearned income                            (70,826)         (93,374)
           Allowance for loan losses               (1,252,461)        (736,898)
                                                --------------   ---------------
           Loans, net                           $ 111,493,321    $  66,329,401
                                                ==============   ===============

         Changes in the allowance for loan losses are as follows:

                                                                  Years Ended December 31,
                                                              -----------------------------
                                                                    2001            2000
                                                              --------------   ------------

            Balance, beginning of year                        $    736,898      $  397,262
               Provision for loan losses                           568,279         347,200
               Loans charged off                                   (57,655)         (7,564)
               Recoveries of loans previously charged off            4,939             -
                                                              --------------   ------------
            Balance, end of year                              $  1,252,461      $  736,898
                                                              ==============   ============

          The total recorded investment in impaired loans was $873,620 and $0 at December 31, 2001 and 2000, respectively. There were no impaired loans that had related allowances for loan losses determined in accordance with SFAS No. 114, Accounting by Creditors for Impairment of a Loan, at December 31, 2001 and 2000. The average recorded investment in impaired loans for 2001 and 2000 was $383,376 and $0, respectively. Interest income recognized for cash payments received on impaired loans was not material for the years ended December 31, 2001 and 2000.

          In the ordinary course of business, the Company has granted loans to certain related parties, including directors, executive officers, and their affiliates. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan. Changes in related party loans for the year ended December 31, 2001 are as follows:

            Balance, beginning                   $   5,693,935
               Advances                              5,296,944
               Repayments                           (4,825,650)
                                                 ---------------
            Balance, ending                      $   6,165,229
                                                 ===============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4.  PREMISES AND EQUIPMENT

         Premises and equipment are summarized as follows:

                                                     December 31,
                                            --------------------------------
                                                 2001             2000
                                            --------------    --------------

           Land                             $    750,029      $    732,454
           Buildings                           3,366,586         2,129,005
           Equipment                           1,546,657         1,122,498
                                            --------------    --------------
                                               5,663,272         3,983,957
           Accumulated depreciation             (604,309)         (352,483)
                                            --------------    --------------
                                            $  5,058,963      $  3,631,474
                                            ==============    ==============

         Lease

         The Company leases certain of its administrative office facilities under a noncancelable operating lease agreement from an entity owned by the Board of Directors. The Company also leases certain of its branch facilities under various other noncancelable operating lease agreements. The initial terms of the leases range from two to five years. The leases require the Company to pay normal maintenance costs.

         Future minimum lease payments on noncancelable leases based on initial terms are summarized as follows:

                 2002                     $      96,453
                 2003                            45,667
                                          --------------
                                          $     142,120
                                          ==============

         Total rental expense is summarized as follows:

                                             Years Ended December 31,
                                          --------------------------------
                                               2001             2000
                                          --------------    --------------
              Related party               $     43,875      $        -
              Other third parties               52,325            41,170
                                          --------------    --------------
                                          $     96,200      $     41,170
                                          ==============    ==============


NOTE 5.  DEPOSITS

         The aggregate amount of time deposits in denominations of $100,000 or more at December 31, 2001 and 2000 was $30,812,214 and $18,356,708, respectively. The Company had brokered certificates of deposit at December 31, 2001 and 2000 of $3,591,704 and $0, respectively. The scheduled maturities of time deposits at December 31, 2001 are as follows:

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      2002                       $  55,910,067
                      2003                           4,510,287
                      2004                           1,610,871
                      2005                             375,252
                      2006                             761,630
                      Thereafter                        78,321
                                                 --------------
                                                 $  63,246,428
                                                 ==============


NOTE 6.  OTHER BORROWINGS

         Other borrowings consist of the following:

                                                                                        December 31,
                                                                               --------------------------------
                                                                                    2001             2000
                                                                               --------------    --------------
          Adjustable rate advance from Federal Home Loan Bank with
             interest payable monthly (interest rate adjusts quarterly, 1.95%
             at December 31, 2001), matures June 20, 2003.                     $   8,250,000     $        -
          Fixed rate advance from Federal Home Loan Bank with interest
             payable monthly at 2.67%, matures April 3, 2002.                      1,000,000              -
          Fixed rate advance from Federal Home Loan Bank with interest
             payable monthly at 2.67%, matures October 3, 2002.                    1,600,000              -
          Fixed rate advance from Federal Home Loan Bank with interest
             payable monthly at 2.99%, matures April 3, 2003.                      1,000,000              -
          Fixed rate advance from Federal Home Loan Bank with interest
             payable monthly at 3.30%, matures October 3, 2003.                    1,000,000              -
          Unsecured line of credit with a commercial bank with interest payable semi-annually at prime minus .5% (9.00% at
             December 31, 2000), matured June 7, 2001.                                   -             50,000
                                                                               --------------    --------------
                                                                               $  12,850,000     $     50,000
                                                                               ==============    ==============

         The advances from the Federal Home Loan Bank are secured by a blanket floating lien on the Company's qualifying first mortgage loans and Federal Home Loan Bank stock.


NOTE 7.  EMPLOYEE AND DIRECTOR BENEFIT PLANS

          401(K) Plan

           The Company has a 401(K) plan available to all eligible employees, subject to certain minimum age and service requirements. Contributions charged to expense were $21,941 and $19,165 for the years ended December 31, 2001 and 2000, respectively.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         Stock Compensation Plans and Agreements

          The Company has two stock option plans and has reserved a total of 300,000 options for grant to the Company's officers and directors. Options are granted at the fair value of the Company's common stock at the date of grant and expire ten years from the date of grant.

          The Company also has employee agreements with certain of its executive officers whereby stock options are earned based upon the performance of the Company. Options earned under these agreements are priced at the Company's book value as of year-end and expire ten years from the date the options are earned.

          Other pertinent information related to the options follows:

                                                                       2001                         2000
                                                            ---------------------------- ---------------------------
                                                                           Weighted-                    Weighted-
                                                                            Average                      Average
                                                                            Exercise                     Exercise
                                                              Shares         Price         Shares         Price
                                                            ------------ --------------- ------------  -------------

       Under option, beginning of year                          20,000  $       4.89         10,000         4.75
          Granted                                              239,000          8.11         10,000         5.03
          Exercised                                                -             -              -            -
          Cancelled                                                -             -              -            -
                                                           ------------                 ------------
       Under option, end of year                               259,000          7.86         20,000         4.89
                                                           ============                 ============

       Exercisable, end of year                                216,000          7.69         20,000         4.89
                                                           ============                 ============
       Weighted-average fair value of options
          granted during the year                           $     3.44                   $     4.35

     Information pertaining to options outstanding at December 31, 2001 is as follows:

                                                   Options Outstanding                     Options Exercisable
                                      ----------------------------------------------  ---------------------------
                                                        Weighted-
                                                         Average        Weighted-                       Weighted-
                                                        Remaining        Average                         Average
                  Range of               Number        Contractual       Exercise        Number         Exercise
              Exercise Prices          Outstanding         Life           Price        Exercisable        Price
         ---------------------------  --------------  ---------------  -------------  --------------  -----------

                $4.75 - $5.82                22,000        9 years    $   4.97            22,000    $       4.97
                $8.00 - $10.00              237,000       10 years        8.13           194,000            8.00
                                      --------------                                ------------
                                            259,000       10 years        7.86           216,000            7.69
                                      ==============                                ============


                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         Stock Compensation Plans and Agreements (Continued)

            The Company applies Opinion 25 and related Interpretations in accounting for the stock options. Under the employee agreements, the Company recognized compensation costs of $29,460 and $21,100 for the difference between the grant price of the options earned and the fair value of the common stock for the years ended December 31, 2001 and 2000, respectively. Under the employee and director stock option plans, the Company recognized no compensation costs. Had compensation cost for the stock options been determined based on the fair value of the awards consistent with the method prescribed by FASB Statement No. 123, net income
            (loss) and earnings (losses) per share would have been adjusted to the pro forma amounts indicated below.

                                                                        Years Ended December 31,
                                                                    ---------------------------------
                                                                         2001               2000
                                                                    --------------    ---------------
           Net income (loss)                    As reported         $    (93,687)      $     549,960
                                                Pro forma           $   (494,716)      $     508,936

           Earnings (losses) per share          As reported         $      (0.05)      $        0.29
                                                Pro forma           $      (0.26)      $        0.27

           Earnings (losses) per share -        As reported         $      (0.05)      $        0.29
             assuming dilution                  Pro forma           $      (0.26)      $        0.27

         The fair value of the options is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions.

                                                                                Years Ended December 31,
                                                                            -----------------------------
                                                                                2001           2000
                                                                            --------------   ------------

            Dividend yield (as a percent of the fair value of the stock)              0%             0%
            Expected life                                                       10 years       10 years
            Expected volatility                                                       0%             0%
            Risk-free interest rate                                                5.59%          6.23%

         Deferred Compensation Plan

            In 2001, the Company established a deferred compensation plan providing for death and retirement benefits for its chief executive officer. The estimated amounts to be paid under the compensation plan are being funded through the purchase of life insurance policies on the executive officer. The balance of the policy cash surrender values included in other assets at December 31, 2001 is $598,361. Income recognized on the policies amounted to $8,361 for the year ended December 31, 2001. The deferred compensation liability and expense recognized was $10,740 as of and for the year ended December 31, 2001.

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8.  INCOME TAXES

         Income tax expense consists of the following:

                                                                                   Years Ended December 31,
                                                                                -------------------------------
                                                                                    2001             2000
                                                                                -------------    --------------
             Current                                                            $     8,165           233,634
             Deferred                                                               (91,107)          (55,328)
             Change in valuation allowance                                              -            (168,456)
                                                                                -------------    --------------
                  Income tax expense (benefit)                                  $   (82,942)            9,850
                                                                                =============    ==============

         The Company's income tax expense differs from the amounts computed by applying the federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

                                                                         Years Ended December 31,
                                                          ------------------------------------------------------
                                                                    2001                          2000
                                                          --------------------------   -------------------------
                                                             Amount       Percent         Amount        Percent
                                                          -------------  -----------   -------------   ---------
             Income taxes at statutory rate               $   (60,054)      (34) %     $   190,336        34  %
             Change in valuation allowance                        -         -             (168,456)      (30)
             Tax-free interest on loans                        (3,506)       (2)              (790)       -
             Surtax exemption                                 (16,026)       (9)                -         -
             State income tax (benefit)                        (9,709)       (6)           (13,879)       (2)
             Other items                                        6,353         4              2,639        -
                                                          -------------  -----------   -------------   ---------
                  Income tax expense (benefit)            $   (82,942)      (47) %     $     9,850         2  %
                                                          =============  ===========   =============   =========

         The components of deferred income taxes are as follows:

                                                                                            December 31,
                                                                                    -----------------------------
                                                                                        2001            2000
                                                                                    -------------   -------------
              Deferred tax assets:
                 Loan loss reserves                                                 $    331,345    $    174,244
                 Deferred loan fees                                                       26,727          34,220
                 Preopening and organization costs                                        50,786          83,887
                 Stock options                                                            19,079           7,962
                 Deferred compensation                                                     1,223             -
                 Other                                                                     2,676             -
                 Securities available-for-sale                                               -               696
                                                                                    -------------   -------------
                                                                                         431,836         301,009
                                                                                    -------------   -------------
              Deferred tax liabilities:
                 Depreciation                                                            109,705          69,289
                 Securities available-for-sale                                             2,078             -
                                                                                    -------------   -------------
                                                                                         111,783          69,289
                                                                                    -------------   -------------

                        Net deferred tax assets                                     $    320,053    $    231,720
                                                                                    =============   =============

NOTE 9.  EARNINGS (LOSSES) PER SHARE

         Presented below is a summary of the components used to calculate basic and diluted earnings (losses) per share.

                                                                           Years Ended December 31,
                                                                        --------------------------------
                                                                            2001              2000
                                                                        --------------    --------------
           Basic Earnings (Losses) Per Share:
              Weighted average common shares outstanding                  1,901,027         1,900,000
                                                                       ==============   ===============

              Net income (loss)                                        $    (93,687)    $     549,960
                                                                       ==============   ===============

              Basic earnings (losses) per share                        $      (0.05)    $        0.29
                                                                       ==============   ===============

           Diluted Earnings (Losses) Per Share:
              Weighted average common shares outstanding                  1,901,027         1,900,000
              Net effect of the assumed exercise of stock
                 options based on the treasury stock method
                 using average market prices for the year                       -               6,607
                                                                       --------------   ---------------
              Total weighted average common shares and
                 common stock equivalents outstanding                     1,901,027         1,906,607
                                                                       ==============   ===============

              Net income (loss)                                        $    (93,687)    $     549,960
                                                                       ==============   ===============

              Diluted earnings (losses) per share                      $      (0.05)    $        0.29
                                                                       ==============   ===============


NOTE 10. COMMITMENTS AND CONTINGENCIES

         The Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments may include commitments to extend credit, standby letters of credit and credit card commitments. Such commitments involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheets.

         The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. A summary of the Company's commitments is as follows:

                                                           December 31,
                                                -------------------------------
                                                     2001               2000
                                                -------------   ---------------

            Commitments to extend credit        $ 25,572,000    $   11,264,000
            Credit card commitments                  329,000           219,000
                                                -------------   ---------------
                                                $ 25,901,000    $   11,483,000
                                                =============   ===============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the customer.

         Credit card commitments are granted on an unsecured basis.

         Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral is required in instances which the Company deems necessary. There were no outstanding letters of credit at December 31, 2001 or 2000.

         In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material effect on the Company's financial statements.

NOTE 11. CONCENTRATIONS OF CREDIT

         The Company originates primarily commercial, residential, and consumer loans to customers in Dawson County and surrounding counties. The ability of the majority of the Company's customers to honor their contractual loan obligations is dependent on the economy in the Dawson County area.

         Sixty-four percent of the Company's loan portfolio is concentrated in real estate loans, of which a substantial portion is secured by real estate in the Company's primary market area. Accordingly, the ultimate collectibility of the loan portfolio is susceptible to changes in market conditions in the Company's primary market area. The other significant concentrations of credit by type of loan are set forth in Note 3.

         The Company, as a matter of policy, does not generally extend credit to any single borrower or group of related borrowers in excess of 25% of statutory capital, or approximately
         $3,291,000.

NOTE 12. Regulatory Matters

         The Bank is subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. At December 31, 2001, no dividends could be paid without regulatory approval.

         The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective provisions are not applicable to bank holding companies.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of Total and Tier I capital to risk-weighted assets and of Tier I capital to average assets. Management believes, as of December 31, 2001 and 2000, the Company and the Bank met all capital adequacy requirements to which they are subject.

         As of December 31, 2001, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum Total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank's category.

         The Company and the Bank's actual capital amounts and ratios are presented in the following table.

                                                                                                     To Be Well
                                                                             For Capital        Capitalized Under
                                                                               Adequacy         Prompt Corrective
                                                        Actual                 Purposes         Action Provisions
                                                 ----------------------   -------------------   -------------------
                                                  Amount       Ratio       Amount     Ratio      Amount     Ratio
                                                 ----------   ---------   ---------   -------   ---------   -------
                                                                      (Dollars in Thousands)
                                                 ------------------------------------------------------------------
         December 31, 2001:
         Total Capital to Risk Weighted Assets
            Consolidated                         $  14,428      12.09%    $  9,546        8%    $    N/A       N/A
            Bank                                 $  14,416      12.09%    $  9,543        8%    $ 11,929       10%
         Tier I Capital to Risk Weighted Assets
            Consolidated                         $  13,179      11.04%    $  4,773        4%    $    N/A       N/A
            Bank                                 $  13,167      11.04%    $  4,772        4%    $  7,157        6%
         Tier I Capital to Average Assets
            Consolidated                         $  13,179      10.78%    $  4,889        4%    $    N/A       N/A
            Bank                                 $  13,167      10.78%    $  4,887        4%    $  6,109        5%

         December 31, 2000:
         Total Capital to Risk Weighted Assets
            Consolidated                         $  10,323      15.05%    $  5,488        8%    $    N/A       N/A
            Bank                                 $  10,374      15.13%    $  5,486        8%    $  6,857       10%
         Tier I Capital to Risk Weighted Assets
            Consolidated                         $   9,586      13.97%    $  2,744        4%    $    N/A       N/A
            Bank                                 $   9,637      14.06%    $  2,743        4%    $  4,114        6%
         Tier I Capital to Average Assets
            Consolidated                         $   9,586      11.97%    $  3,205        4%    $    N/A       N/A
            Bank                                 $   9,637      12.03%    $  3,205        4%    $  4,006        5%


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 13. FAIR VALUE OF FINANCIAL INSTRUMENTS

         The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS No. 107, Disclosures about Fair Values of Financial Instruments, excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

         Cash, Due From Banks, Interest-Bearing Deposits in Banks and Federal Funds Sold:

         The carrying amounts of cash, due from banks, interest-bearing deposits in banks and federal funds sold approximate fair values.

         Securities:

         Fair values for securities are based on available quoted market prices. The carrying values of equity securities with no readily determinable fair value approximate fair values.

         Loans:

         For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. For other loans, the fair values are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

         Deposits:

         The carrying amounts of demand deposits, savings deposits, and variable-rate certificates of deposit approximate their fair values. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

         Other Borrowings:

         The carrying amounts of other borrowings approximate their fair values.

         Accrued Interest:

         The carrying amounts of accrued interest approximate their fair values.

         Off-Balance Sheet Instruments:

         Fair values of the Company's off-balance sheet financial instruments are based on fees currently charged to enter into similar agreements. Since the majority of the Company's off-balance sheet instruments consist of nonfee-producing, variable-rate commitments, the Company has determined they do not have a distinguishable fair value.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         Off-Balance Sheet Instruments (Continued):

         The carrying amounts and estimated fair values of the Company's financial instruments are as follows:

                                                                         December 31,
                                               ------------------------------------------------------------------
                                                             2001                              2000
                                               ---------------------------------   ------------------------------
                                                  Carrying            Fair           Carrying          Fair
                                                   Amount            Value            Amount           Value
                                               ---------------   ---------------   -------------   --------------
           Financial assets:
              Cash, due from banks, interest-
                 bearing deposits in banks,
                 and funds sold                $   20,097,382    $   20,097,382    $  7,761,994    $   7,761,994
              Securities available-for-sale           505,469           505,469       2,144,456        2,144,456
              Securities held-to-maturity             399,627           413,875       1,399,315        1,390,057
              Restricted equity securities            642,500           642,500          95,600           95,600
              Loans                               111,493,321       112,895,768      66,329,401       66,720,191
              Accrued interest receivable             776,385           776,385         686,239          686,239

           Financial liabilities:
              Deposits                            113,621,671       115,307,272      72,178,093       72,334,783
              Other borrowings                     12,850,000        12,850,000          50,000           50,000
              Accrued interest payable                306,460           306,460         317,805          317,805


NOTE 14. SUPPLEMENTAL SEGMENT INFORMATION

         The Company has three reportable segments: commercial banking, residential mortgage lending and origination, and other financial services. The commercial banking segment provides traditional banking services offered through the Bank. The residential mortgage lending and origination segment provides these services offered through CRM. The financial services segment provides these services through CFS.

         The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on profit and loss from operations before income taxes not including nonrecurring gains and losses.

         The Company accounts for intersegment revenues and expenses as if the revenue/expense transactions were to third parties, that is, at current market prices.

         The Company's reportable segments are strategic business units that offer different products and services and are managed separately because of these differing products and services.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                    INDUSTRY SEGMENTS
                                    ---------------------------------------------------------------------------------
           For the Year Ended        Commercial                                  All
           December 31, 2001           Banking      Mortgage     Financial      Other     Eliminations       Total
       ---------------------------  --------------  -----------  -----------  ----------  ------------   ------------

       Interest income              $  8,500,446    $     536    $     -      $    -      $     (536)    $ 8,500,446
       Interest expense                4,360,200          -            -         1,004          (536)      4,360,668
       Net interest income             4,140,246          536          -        (1,004)          -        4,139,778
       (expense)
       Intersegment net interest
         income (expense)                   (536)         536          -           -              -               -
       Other revenue from
         external sources                514,074       46,218        4,953         -              -          565,245
       Depreciation                      251,826          -            -           -              -          251,826
       Provision for loan losses         568,279          -            -           -              -          568,279
       Segment profit (loss)            (149,318)      46,754       (9,610)    (64,455)         -         (176,629)
       Segment assets                140,095,736       52,066        7,381      67,161      (87,220)    140,135,124
       Expenditures for premises
         and equipment                 1,679,315          -            -           -              -        1,679,315


NOTE 15. SUPPLEMENTARY FINANCIAL DATA

          Components of other income and expenses in excess of 1% of total revenue are as follows:

                                                           Years Ended December 31,
                                                         ------------------------------
                                                             2001             2000
                                                         --------------   -------------
             Other income:
                Mortgage loan origination fees           $      64,947    $     86,944
             Other expenses:
                Advertising                                    110,258          87,977
                Stationery and supplies                        211,104         138,871
                Data processing                                237,568         138,952
                Legal and professional                         194,601         149,162
                Telephone                                       91,112          49,822

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 16. PARENT COMPANY FINANCIAL INFORMATION

          The following information presents the condensed balance sheet, statements of operations and cash flows of Chestatee Bancshares, Inc. as of and for the years ended December 31, 2001 and 2000:

                            CONDENSED BALANCE SHEETS

                                                                            2001           2000
                                                                       ------------    -----------
Assets
  Cash                                                                 $     21,308    $     3,961
  Investment in subsidiaries                                             13,229,374      9,635,885
  Other assets                                                               45,853         30,755
                                                                       ------------    -----------
        Total assets                                                   $ 13,296,535    $ 9,670,601
                                                                       ============    ===========
Liabilities
  Other borrowings                                                     $         --    $    50,000
  Other liabilities                                                         113,554         35,465
                                                                       ------------    -----------
        Total liabilities                                                   113,554         85,465
                                                                       ------------    -----------
Stockholders' equity                                                     13,182,981      9,585,136
                                                                       ------------    -----------
        Total liabilities and stockholders' equity                     $ 13,296,535    $ 9,670,601
                                                                       ============    ===========


                      CONDENSED STATEMENTS OF OPERATION
                                                                            2001           2000
                                                                       ------------    -----------

Income, dividends from bank subsidiary                                 $    145,000    $        --
                                                                       ------------    -----------
Expenses:
  Employee benefits                                                          29,460         21,100
  Interest                                                                    1,004          2,355
  Other                                                                      33,991         58,049
                                                                       ------------    -----------
               Total expenses                                                64,455         81,504
                                                                       ------------    -----------

               Income (loss) before income tax benefits and equity
                 in undistributed income (distributions in excess
                 of loss) of subsidiaries                                    80,545        (81,504)

Income tax benefits                                                         (16,805)       (30,755)
                                                                       ------------    -----------

               Income (loss) before equity in undistributed
                 income (distributions in excess of
                 loss) of subsidiaries                                       97,350        (50,749)

Equity in undistributed income (distributions in excess subsidiaries
   of loss) of subsidiaries                                                (191,037)       443,415
                                                                       ------------    -----------
               Net income (loss)                                       $    (93,687)   $   392,666
                                                                       ============    ===========

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                     2001         2000
                                                                ------------   ----------

OPERATING ACTIVITIES
  Net income (loss)                                             $   (93,687)   $ 392,666
  Adjustments to reconcile net income (loss) to
     net cash provided by (used in) operating activities:
     (Undistributed income) distributions in excess
        of loss of subsidiaries                                     191,037     (443,415)
     Net other operating activities                                      (3)       4,710
                                                                -----------    ---------

          Net cash provided by (used in) operating activities        97,347      (46,039)
                                                                -----------    ---------
INVESTING ACTIVITIES
  Investment in subsidiaries                                     (3,780,000)          --
                                                                -----------    ---------

          Net cash used in investing activities                  (3,780,000)          --
                                                                -----------    ---------

FINANCING ACTIVITIES
  Proceeds from (repayment of) other borrowings                     (50,000)      50,000
  Proceeds from sale of common stock                              3,750,000           --
                                                                -----------    ---------

          Net cash provided by financing activities               3,700,000       50,000
                                                                -----------    ---------

Net increase in cash                                                 17,347        3,961

Cash at beginning of year                                             3,961           --
                                                                -----------    ---------

Cash at end of year                                             $    21,308    $   3,961
                                                                ===========    =========


NOTE 17. BUSINESS COMBINATION

         On March 31, 2000, the Company acquired all of the outstanding stock of the Bank in exchange for 950,000 shares of the Company's common stock. The acquisition has been accounted for as a pooling of interest. The net income of the Bank prior to the acquisition was $157,294 and has been included in the consolidated statement of operations.


NOTE 18. STOCK OFFERING

         The Company is offering to sell a minimum of 300,000 and a maximum of 600,000 shares of its common stock at a price of $10.00 per share. As of December 31, 2001, 375,000 shares of common stock have been sold and issued.

                   CHESTATEE BANCSHARES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                                  June 30, 2002
                                   (Unaudited)


         Assets
         ------
Cash and due from banks                                                $    3,777,222
Interest-bearing deposits in banks                                          1,337,488
Federal funds sold                                                          9,957,000
Securities available-for-sale                                              10,049,325
Securities held-to-maturity, fair value of $410,500                           399,784
Restricted equity securities                                                  642,500

Loans                                                                     135,754,774
Less allowance for loan losses                                              1,506,964
                                                                       --------------
          Loans, net                                                      134,247,810
                                                                       --------------

Premises and equipment                                                      5,330,082
Other assets                                                                2,490,292
                                                                       --------------

          Total assets                                                 $  168,231,503
                                                                       ==============


                Liabilities and Stockholders' Equity

Deposits
    Noninterest-bearing                                                $   14,473,915
    Interest-bearing                                                      121,149,358
                                                                       --------------
          Total deposits                                                  135,623,273
Other borrowings                                                           12,850,000
Other liabilities                                                             625,489
                                                                       --------------
          Total liabilities                                               149,098,762
                                                                       --------------

Commitments and contingencies

Stockholders' equity
    Common stock, no par value; 20,000,000 shares
      authorized; 2,850,000 shares issued and outstanding                  18,894,783
    Retained earnings                                                         193,672
    Accumulated other comprehensive income                                     44,286
                                                                       --------------
          Total stockholders' equity                                       19,132,741
                                                                       --------------

          Total liabilities and stockholders' equity                   $  168,231,503
                                                                       ==============

                See Notes to Consolidated Financial Statements.

      CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                  THREE MONTHS ENDED JUNE 30, 2002 AND 2001 AND
                     SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                                   (Unaudited)


                                                         Three Months Ended              Six Months Ended
                                                              June 30,                       June 30,
                                                     ----------------------------   ----------------------------

                                                     2002           2001            2002                2001
                                                     -------------  -------------   -------------  -------------
Interest income
    Loans                                             $ 2,447,724    $ 1,983,600     $ 4,724,458    $ 3,887,806
    Taxable securities                                    104,297         35,000         135,483         80,372
    Federal funds sold                                     20,926         48,601          85,699        116,302
    Interest-bearing deposits in banks                     15,469          4,139          27,922          5,796
                                                     -------------  -------------   -------------  -------------
              Total interest income                     2,588,416      2,071,340       4,973,562      4,090,276
                                                     -------------  -------------   -------------  -------------

Interest expense
    Deposits                                            1,006,701      1,086,880       2,058,119      2,087,785
    Other borrowings                                       26,326              -         115,314          1,004
                                                     -------------  -------------   -------------  -------------
              Total interest expense                    1,033,027      1,086,880       2,173,433      2,088,789
                                                     -------------  -------------   -------------  -------------

              Net interest income                       1,555,389        984,460       2,800,129      2,001,487
Provision for loan losses                                 205,701         75,850         339,830        171,855
                                                     -------------  -------------   -------------  -------------
              Net interest income after
                provision for loan losses               1,349,688        908,610       2,460,299      1,829,632
                                                     -------------  -------------   -------------  -------------

Other income
      Service charges and fees                            133,653         96,096         261,830        179,528
      Other operating income                               90,207         27,548         150,096         64,134
                                                     -------------  -------------   -------------  -------------
              Total other income                          223,860        123,644         411,926        243,662
                                                     -------------  -------------   -------------  -------------

Other expenses
    Salaries and employee benefits                        634,273        470,503       1,287,281        916,913
    Occupancy and equipment expenses                      187,939        125,353         351,015        243,692
    Other operating expenses                              497,710        425,175         926,132        782,449
                                                     -------------  -------------   -------------  -------------
              Total other expenses                      1,319,922      1,021,031       2,564,428      1,943,054
                                                     -------------  -------------   -------------  -------------

              Net income before income taxes              253,626         11,223         307,797        130,240

Income tax expense                                        105,260         22,090         124,345         65,661
                                                     -------------  -------------   -------------  -------------

              Net income (loss)                           148,366        (10,867)        183,452         64,579
                                                     -------------  -------------   -------------  -------------

Other comprehensive income:
     Unrealized gains on securities available-for-sale
         arising during period, net of tax                 73,515          1,416          40,895          4,035
                                                     -------------  -------------   -------------  -------------


Comprehensive income (loss)                           $   221,881    $    (9,451)    $   224,347    $    68,614
                                                     =============  =============   =============  =============

Basic and diluted earnings (losses)  per share        $      0.06    $     (0.01)    $      0.07    $      0.03
                                                     =============  =============   =============  =============

Cash dividends per share                              $         -    $         -     $         -    $         -
                                                     =============  =============   =============  =============


                   CHESTATEE BANCSHARES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                                   (Unaudited)

                                                                              2002           2001
                                                                         ------------    ------------
OPERATING ACTIVITIES
    Net income                                                           $    183,452    $     64,579
    Adjustments to reconcile net income to net cash
        provided by (used in) operating activities:
        Depreciation                                                          170,878          93,054
        Provision for loan losses                                             339,830         171,855
        Increase in interest receivable                                      (212,604)        (27,199)
        Decrease in interest payable                                          (24,011)        (24,851)
        Net other operating activities                                        203,105        (286,720)
                                                                         ------------    ------------
              Net cash provided by (used in) operating activities             660,650          (9,282)
                                                                         ------------    ------------

INVESTING ACTIVITIES
    Net increase in interest-bearing deposits in banks                        (37,558)     (1,268,865)
    Net (increase) decrease in federal funds sold                           5,361,000      (4,092,000)
    Purchase of securities available-for-sale                             (10,978,340)     (1,571,000)
    Proceeds from maturities of securities available-for-sale               1,500,000       1,446,587
    Proceeds from maturities of securities held-to-maturity                        --         999,844
    Net increase in loans                                                 (23,430,006)    (22,799,526)
    Purchase of premises and equipment                                       (441,997)       (582,121)
                                                                         ------------    ------------

              Net cash used in investing activities                       (28,026,901)    (27,867,081)
                                                                         ------------    ------------

FINANCING ACTIVITIES
    Net increase in deposits                                               22,001,602      24,570,273
    Proceeds from other borrowings                                                 --          20,000
    Repayment of other borrowings                                                  --         (70,000)
    Proceeds from sale of common stock                                      5,750,000              --
    Stock issue costs                                                         (87,581)             --
                                                                         ------------    ------------

              Net cash provided by financing activities                    27,664,021      24,520,273
                                                                         ------------    ------------

Net increase (decrease) in cash and due from banks                            297,770      (3,356,090)

Cash and due from banks, beginning of period                                3,479,452       5,031,994
                                                                         ------------    ------------

Cash and due from banks, end of period                                   $  3,777,222    $  1,675,904
                                                                         ============    ============


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION Cash paid (received) for:
         Interest                                                        $  2,197,444    $  2,113,640

         Income taxes                                                    $    (82,576)   $    288,394

    Principal balances of loans transferred to other real estate owned   $    782,867    $         --

    Financed sales of  other real estate owned                           $    447,000    $         --


                See Notes to Consolidated Financial Statements.

                   CHESTATEE BANCSHARES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1.  BASIS OF PRESENTATION

         The consolidated financial information included herein is unaudited; however, such information reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of results for the interim period.

         The results of operations for the three and six month periods ended June 30, 2002 are not necessarily indicative of the results to be expected for the full year.


NOTE 2.  CURRENT ACCOUNTING DEVELOPMENTS

         There are no recent accounting pronouncements that have had, or are expected to have, a material effect on the Company's financial statements.

                           CHESTATEE BANCSHARES, INC.

                              6639 Highway 53 East
                           Dawsonville, Georgia 30534
                                 (706) 216-2265


                     Subscription for Shares of Common Stock

Gentlemen:

Chestatee Bancshares, Inc. (the "Company") is offering to sell Shares of Common Stock (the "Shares") at a price of $10.00 per Share.

The undersigned hereby tenders this subscription for the purchase of the number of Shares set forth below after the date of the Prospectus to Chestatee Bancshares, Inc., 6639 Highway 53 East, Dawsonville, Georgia 30534. The undersigned has also enclosed a check, bank draft or money order which represents the full subscription price, payable to "Sun Trust Bank, N. A. as Escrow Agent for Chestatee Bancshares, Inc." All subscription payments will be promptly deposited in an escrow account at Sun Trust Bank, N. A., Atlanta, Georgia.

The undersigned acknowledges and agrees that:

1. The undersigned has received a copy of the Company's Prospectus and by executing this subscription, the undersigned acknowledges and agrees to all the terms and conditions of the offering as described in the Prospectus and all the terms and conditions of this subscription. The subscriber by executing this subscription is not waiving any rights available under applicable federal or state securities laws.

2. A subscription is not binding until accepted by the Company. The Company reserves the right to accept a subscription, in whole or in part, in its sole discretion. The Company shall notify the subscriber by mail of its acceptance or rejection of the subscription, in whole or in part, subject to the terms and conditions of the offering. The Company will not pay subscribers interest on collected funds. Rejected subscriptions will be returned to subscribers by mail in full without interest on collected funds as soon as possible, but in no event later than 30 days after such rejection.

3. The Shares purchased by the undersigned shall be registered as specified below. If Shares are to be issued in more than one name, please specify whether ownership is to be as individual owner, tenants in common, joint tenants with right of survivorship, community property, etc. If Shares are to be held in joint ownership, all joint owners should sign this subscription. If Shares are to be issued in the name of one person for the benefit of another, please indicate whether registration should be as trustee or custodian for such other person.

IN WITNESS WHEREOF, the undersigned has executed this subscription on the date set forth below and has returned the subscription, with the full subscription price for the Shares, to the Company.


Date:            , 2002
      -----------                     ------------------------------------------
                                      Signature of Subscriber
Number of Shares Subscribed
  for(at $____ per Share)
                         ---------    ------------------------------------------
                                      Signature of Subscriber

Total Subscription Price  $
                          ---------   ------------------------------------------
                                      Print Name(s) in which Shares are to be
                                      Registered
Home Address of Subscriber:

--------------------------------       -----------------------------------------
Street Address                         Social Security/Taxpayer Identification
                                       Number

--------------------------------       ---------------------------
City/State/Zip Code                    Telephone Number

                                 SUBSTITUTE W-9

Under the penalties of perjury, I certify that: (1) the Social Security number of Taxpayer Identification number given below is correct; and (2) I am not subject to backup withholding. INSTRUCTION: YOU MUST CROSS OUT #2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN.



---------------                                ---------------------------------
Date                                           Signature(s)



--------------------------                     ---------------------------------
Area Code and Telephone No.                    Please  indicate  the form of
                                               ownership  desired for the shares
                                              (individual, joint tenants with
                                               right of survivorship,
                                               tenants in common, trust,
                                               corporation, partnership,
                                               custodian, etc.)



----------------------------------
Social Security Number or Federal
Taxpayer Identification Number

                                TABLE OF CONTENTS

Prospectus Summary..........................................................
The Company, The Bank and Other Subsidiaries................................
The Offering................................................................
Summary Financial Data......................................................
Cautionary Notice Regarding Forward-Looking Statements......................
Risk Factors................................................................
The Offering................................................................
Market for Our Common Equity and Related Shareholder Matters................
Selected Consolidated Financial Data and Statistical Information............
Management's Discussion and Analysis of Financial Condition and
  Results of Operations.....................................................
Our Business................................................................
Management..................................................................
Compensation of Executive Officers..........................................
Certain Transactions........................................................
Security Ownership of Certain Beneficial Owners and Management..............
Description of Capital Stock................................................
Legal Matters...............................................................
Experts  ...................................................................
Where You Can Find Additional Information...................................
Disclosure of Commission Position on Indemnification for
  Securities Act Liabilities................................................
Index to Consolidated Financial Statements .................................

Subscription Agreement..............................................Appendix A
Substitute W-9......................................................Appendix B

     You may rely only on the information contained in this prospectus. We have not authorized anyone to give any information that is different. This prospectus is not an offer to sell these securities and is not a solicitation of an offer to buy the securities in any state where our offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the cover but the information may change in the future.

                                    CHESTATEE
                                BANCSHARES, INC.










                                   PROSPECTUS











                               September __, 2002

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors and Officers.

     In accordance with the Georgia Business Corporation Code of the State of Georgia, Article VI of Chestatee Bancshares, Inc. (the "Corporation") Articles of Incorporation provide as follows:

                                    ARTICLE 7

          The Directors of the Corporation are hereby released, discharged, remised and forgiven for any personal liability of monetary damages for breach of duty of care or other duty as a director to the Corporation and its shareholders. All liability of directors to the Corporation and its shareholders is hereby eliminated as completely and fully as permitted by O.C.G.A. ss.14-2-202(b)(4). The elimination of personal liability shall not be applied to:

          (a) Any appropriation, in violation of his or her duties, of any business opportunity of the Corporation;
          (b) Acts or omissions which involve intentional misconduct or knowing violation of the law;
          (c) Any transaction from which the director receives an improper personal benefit;
          (d)  Any type of liability set forth in O.C.G.A.ss.14-2-832.

Article Nine of the Corporation's Bylaws provides as follows:

                                  ARTICLE NINE

         Indemnification

                           9.1  Indemnification. Any person, his heirs,
         executors, or administrators, may be indemnified or reimbursed by the Corporation for any reasonable expense actually incurred in connection with any threatened, pending or completed action, suit or proceeding (including settlements thereof and appeals therefrom), whether civil, criminal, administrative or investigative, to which he shall be made a party or prospective party by reason of the fact that he is or was a director, trustee, officer, employee, or agent of the Corporation, or that he is or was serving, at the request of the Corporation, as a director, trustee, officer, employee, or agent of another firm, corporation, trust or other organization or enterprise. Provided, however, that (a) such person shall be entitled to indemnification only upon a resolution of the Board of Directors then holding office, excluding the votes of any directors who are parties to the same or substantially the same action, suit, or proceeding, finding that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, in addition, with respect to any criminal action, suit or proceeding, that such person did not have reasonable cause to believe that his conduct was unlawful; (b) no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to the Corporation, or to such other firm, corporation, trust, organization or enterprise; and
         (c) no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been the subject of a compromise settlement, except with the approval of (i) a court of competent jurisdiction, (ii) the holders of record of a majority of the outstanding shares of capital stock of the Corporation, or (iii) a majority of the members of the Board of Directors then holding office, excluding the votes of any directors who are parties to the same or substantially the same action, suit or proceeding.

                           9.2 Payment of Expenses in Advance. Expenses incurred in defending any action, suit, or proceeding referred to above may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as provided above.

                           9.3  Insurance. The Corporation, upon the
         affirmative vote of a majority of its Board of Directors, may purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving, at the request of the Corporation, as a director, trustee, officer, employee or agent of another firm, corporation, trust or other organization or enterprise, against liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the foregoing provisions of these By-Laws.

                           9.4 Rights Not Exclusive. The foregoing rights of indemnification or reimbursement shall not be exclusive of other rights to which the persons referred to above, or their heirs, executors, or administrators, may be entitled as a matter of law, and the Corporation may indemnify such persons to the extent permitted by the Georgia Business Corporation Code, as such laws may be amended from time to time, and any other applicable laws.


Item 25. Other Expenses of Issuance and Distribution.

          SEC registration fee........................................ $ 1,000
          Legal fees*...................................................10,000
          Accounting fees and expenses*................................. 7,000
          Printing expenses*...........................................  1,000
          Blue Sky expenses*...........................................  1,000
                                                                         -----
                   Total*..............................................$20,000

         *        Estimated


Item 26. Recent Sales of Unregistered Securities.

         None.

Item 27. Exhibits.

         The exhibits filed as part of this registration statement are as follows:

   Exhibit
   Number     Description of Exhibit
   ------     ----------------------
     2.1       Plan of Reorganization (1)
     3.1       Articles of Incorporation of Chestatee Bancshares, Inc. (2)
     3.2       Bylaws of Chestatee Bancshares, Inc. (2)
       4       Specimen Share Certificate
     5.1       Opinion of Schreeder, Wheeler & Flint, LLP
     10.1      Lease Agreement between Ingles Markets, Inc. and Chestatee State
               Bank, dated April 16, 1998 (4)
     10.2      Data Processing Contract between Chestatee State Bank and its successors, dated January 20, 1998 (4)
     10.3      International Services Agreement between Chestatee State Bank and
               The Bankers Bank, dated April, 27, 1998 (4)
     10.4      Amended and Restated Employment Agreement dated September 17,
               2001 between J. Philip Hester, Sr. and Chestatee Bancshares and
               Chestatee State Bank (4)
     10.5      Lease Agreement between BDR Properties, LLC and Chestatee State
               Bank, dated November 1, 2000 (2)
     10.6      2000 Non-Employee Stock Option Plan (4)
     10.7      2000 Employee Stock Option Plan (4)
     10.8      Form of Non-Employee Stock Option Agreement (4)
     10.9      Employee Stock Option Agreement between J. Philip Hester, Sr. and
               Chestatee Bancshares and Chestatee State Bank(4)
     10.10     Escrow Agreement between SunTrust Bank and Chestatee Bancshares,
               Inc.
     11        Statement re: Computation of Per Share Earnings
     21        Subsidiaries of the Registrant(3)
     23.1      Consent of Independent Auditors
     23.2      Consent of Schreeder, Wheeler & Flint, LLP (included in Exhibit
               5.1)
     24        Power of Attorney dated September 27, 2002 executed by officers and a majority of directors of Chestatee Bancshares, Inc.

(1)  Incorporated by reference to the Company's Form 8K-12G3 filed April 10,
     2000.
(2) Incorporated by reference to the Company's Annual Report on Form 10-KSB filed March 29, 2000.
(3) Incorporated by reference to the Company's Quarterly Report on Form 10-QSB filed May 14, 2001.
(4) Incorporated by reference to the Company's Registration Statement on Form SB-2 filed with the SEC on October 16, 2001.


Item 28. Undertakings.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Corporation, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The Corporation will:

(1) For determining any liability under the Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Corporation under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned on September 27, 2002.

CHESTATEE BANCSHARES, INC.


By: /s/ J. Philip Hester, Sr..               By: /s/ Deborah F. McLeod
    --------------------------------         ------------------

    J. Philip Hester, Sr.                        Deborah F. McLeod
    President and Chief Executive Officer        Chief Financial Officer
    Duly Authorized Representative               Duly Authorized Representative

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the followings persons in the capacities indicated as of September 27, 2002.


/s/ J. Philip Hester, Sr.
-------------------------------------
J. Philip Hester, Sr., Chief Executive Officer, President,
Director (principal executive officer)
September 27, 2002


/s/ Ralph Millard Bowen
------------------------------------
Ralph Millard Bowen, Director
September 27, 2002


/s/ Marcus C. Byrd, Jr.
------------------------------------
Marcus C. Byrd, Jr., Director
September 27, 2002


/s/ James M. Curry
------------------------------------
James M. Curry, Executive Vice-President
September 27, 2002


/s/ Glennon C. Grogan
-----------------------------------
Glennon C. Grogan, Director
September 27, 2002


/s/ James H. Grogan
-----------------------------------------
James H. Grogan, Secretary and Director
September 27, 2002


/s/ Deborah F. McLeod
-----------------------------------------------------
Deborah F. McLeod, Chief Financial Officer (principal accounting officer) September 27, 2002


/s/ Andrew M. Head
---------------------------------
Andrew M. Head, Director
September 27, 2002


/s/ Bruce T. Howard
----------------------------------
Bruce T. Howard, Director
September 27, 2002


/s/ David E. Johnson
----------------------------------------
David E. Johnson, Chairman of the Board
September 27, 2002



------------------------------------
William A. McRae, Director
September 27, 2002


/s/ Kim Mills
-----------------------------------
Kim Mills, Director
September 27, 2002


/s/ James W. Walden
------------------------------------
James W. Walden, Director
September 27, 2002


/s/ Russell M. Wallace
------------------------------------
Russell M. Wallace, Director
September 27, 2002